UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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RTI INTERNATIONAL METALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement

April 25, 2014

11:30 a.m. Central Daylight Time

Four Seasons Hotel Houston

1300 Lamar Street

Houston, Texas 77010

USA

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The following proxy materials are available for you to review online at www.proxydocs.com/rti:

•	This Proxy Statement

•	Form of RTI International Metals, Inc. Proxy Card

•	RTI International Metals, Inc. 2013 Annual Report to Shareholders (which is not deemed to be part of the official proxy soliciting materials)

•	Any amendments to these materials required to be furnished to our shareholders

This website is designed to provide complete anonymity with respect to a shareholder accessing the website, consistent with Securities and Exchange Commission rules.

Westpointe Corporate Center One, 5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania 15108-2973

[March 28, 2014]

To Our Fellow Shareholders:

You are cordially invited to attend the RTI International Metals, Inc. (the “Company”) 2014 Annual Meeting of Shareholders on April 25, 2014, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010. The meeting will begin promptly at 11:30 a.m. Central Daylight Time. At the meeting, all holders of the Company’s common stock at the close of business on March 14, 2014, will be entitled to vote on the election of directors, ratification of the appointment of our independent registered public accounting firm, the annual non-binding advisory approval of our named executive officers’ compensation, the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the Company and remove the currently authorized Series A Junior Participating Preferred Stock, the approval of the Company’s 2014 Stock and Incentive Plan, and any other matters that properly come before the meeting.

You have a choice of voting your proxy via the Internet, by telephone, or by completing and returning the enclosed proxy card. Whether or not you plan to attend the meeting, it is important that you vote your shares and we encourage you to do so as soon as possible.

We look forward to seeing as many of you as possible at the 2014 Annual Meeting of Shareholders

Sincerely,

Robert M. Hernandez Chairman of the Board	Dawne S. Hickton Vice Chair, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

RTI INTERNATIONAL METALS, INC.

Time:

11:30 a.m. Central Daylight Time

Date:

April 25, 2014

Place:

Four Seasons Hotel Houston

1300 Lamar Street

Houston, Texas 77010

USA

Purpose:

•	Elect directors

•	Ratify the appointment of independent registered public accounting firm

•	Approve, by non-binding advisory vote, the compensation of named executive officers

•

Approve an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of RTI International Metals, Inc. and remove the currently authorized Series A Junior Participating Preferred Stock

•	Approve the RTI International Metals, Inc. 2014 Stock and Incentive Plan

•	Conduct other business if properly raised

Your vote is important. Please vote promptly by following the instructions on the next page and on the enclosed proxy card.

By Order of the Board of Directors,

Loretta L. Benec

Secretary

[March 28, 2014]

Only shareholders of record on March 14, 2014, may vote at the meeting.

PROXY STATEMENT

General Information

•  Who may vote?

Shareholders of RTI International Metals, Inc. (the “Company,” “RTI,” “we,” or “our”) as of the close of business on the record date, March 14, 2014, are entitled to receive notice of and to vote at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”). If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

•  What may I vote on?

At our Annual Meeting, you may vote on the matters outlined in the Notice of Annual Meeting, including:

(1)	election of the nine directors nominated by our Board of Directors (the “Board”),

(2)	ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2014,

(3)	a non-binding advisory vote to approve compensation of our named executive officers as disclosed in these materials,

(4)	approval of an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the Company and remove the currently authorized Series A Junior Participating Preferred Stock,

(5)	approval of the Company’s 2014 Stock and Incentive Plan, and

(6)	any other matters that may be properly presented at the Annual Meeting.

•  Voting recommendations

Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of our Board. Our Board recommends that you vote:

FOR each of the nominees for director presented in this proxy statement,

FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2014,

FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement,

FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized stock of the Company and remove the currently authorized Series A Junior Participating Preferred Stock, and

FOR the approval of the Company’s 2014 Stock and Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

•  Solicitation

This proxy statement is being furnished by RTI to its shareholders in connection with the solicitation of proxies to be voted at the Annual Meeting. RTI intends to first mail this proxy statement to shareholders on or about [March 28, 2014].

•  How do I vote?

You may vote in any one of the following three ways:

(1)	By Internet: Go to the website shown on the enclosed proxy card (www.investorvote.com/RTI) and follow the instructions.

(2)	By Telephone: Call the toll-free number shown on the enclosed proxy card (1-800-652-8683) and follow the voice prompts using a touch-tone telephone.

(3)	By Mail: Sign and date each proxy card you receive and return it in the envelope provided. If you return a signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all proposals as recommended by our Board.

You have the right to revoke your proxy at any time before the Annual Meeting by sending a written notice of revocation or a later-dated proxy card to RTI’s Secretary, by voting subsequently through the Internet or by

telephone, or by voting in person at the meeting. Attendance at the Annual Meeting will not by itself revoke a previously-granted proxy.

A majority of the outstanding shares of RTI common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, as well as “broker non-votes” (which occur when you hold your shares in “street name” through a broker or other nominee, and your broker or nominee does not have discretionary voting authority on a matter and you do not provide voting instructions), will be included in the number of shares present for purposes of determining a quorum.

Each share of the Company’s common stock is entitled to one vote per share. The specific votes required to approve each proposal is discussed at the end of each proposal as set forth in this proxy statement. Common shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted for each proposal as set forth therein.

CORPORATE GOVERNANCE

Business Ethics and Corporate Governance

Business Conduct and Ethics

RTI is committed to conducting business both ethically and legally. Ethical and legal conduct in all of the Company’s business affairs is essential to the Company’s future. Our Code of Ethical Business Conduct, adopted by the Board, applies to all directors and employees of the Company, including all of our executive and other officers, and its principles extend to those with whom we conduct business. Our Code of Ethical Business Conduct complies with the requirements of the New York Stock Exchange (the “NYSE”) and Securities and Exchange Commission (“SEC”) regulations.

Our Code of Ethical Business Conduct is posted under the Investor Relations link on the Company’s website, www.rtiintl.com. Any amendments to our Code of Ethical Business Conduct, or waivers of its application with respect to our directors or executive officers, will be disclosed promptly on the Company’s website. There were no waivers or significant amendments during 2013.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines (the “Governance Guidelines”) were adopted by our Board to promote sound corporate citizenship. The Governance Guidelines, together with the charters for our Board committees, provide the framework for our corporate governance. The Governance Guidelines, which comply with the requirements of the NYSE, address a number of topics, including: the size and role of our Board; director resignations; non-employee director executive sessions; Board and committee meeting attendance; access to senior management and advisors; Board compensation; Board independence, composition, and membership criteria; Board and committee self-assessments; director orientation and continuing education; retirement age; and the Board nomination process.

Our Governance Guidelines are posted under the Investor Relations link on the Company’s website, www.rtiintl.com.

Director Education

The Company has educational presentations from time to time at Board and committee meetings, and we encourage our directors to attend educational seminars and conferences to enhance his or her knowledge of the role and responsibilities of directors. Any director who attends an educational seminar or conference may receive reimbursement from the Company for the reasonable costs incurred in connection with his or her attendance. Two directors participated in a director education seminar or program sponsored by a third party in 2013 and all of the then-elected directors attended a formal continuing education program sponsored by the Company in October 2013.

The Board of Directors

The business and affairs of the Company are conducted under the general direction of our Board. The Board presently consists of eleven members:

Daniel I. Booker, Jr.	Edith E. Holiday	Bryan T. Moss
Ronald L. Gallatin	Jerry Howard	James A. Williams
Robert M. Hernandez	Rokus L. van Iperen	Arthur B. Winkleblack
Dawne S. Hickton	Mario Longhi

The Board met eleven times during 2013. All of our directors attended 75% or more of the total number of meetings of the Board and of the committees on which they serve. The Chairman of the Board chairs the regularly-scheduled executive sessions of the non-management directors, and in the Chairman’s absence, the chair of the Nominating/Corporate Governance Committee chairs the meeting.

Director Independence

Dawne S. Hickton was the only member of the Board in 2013 who was also an officer and employee of the Company or its subsidiaries. Our Board reviewed existing director and director nominee independence in accordance with our Governance Guidelines and applicable SEC and NYSE rules and listing standards relating to independence, including any transactions or relationships between each current director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company). As a result of such review, our Board determined that other than Ms. Hickton, all current directors (Daniel I. Booker, Jr., Ronald L. Gallatin, Robert M. Hernandez, Edith E. Holiday, Jerry Howard, Rokus L. van Iperen, Mario Longhi, Bryan T. Moss, James A. Williams and Arthur B. Winkleblack) do meet our Governance Guidelines and applicable NYSE requirements relating to Board and committee independence. None of the independent directors has a relationship with the Company that is material.

Transactions with Related Parties

We are aware of no transactions with the Company involving over $120,000 since the beginning of 2013 in which any of our directors, director nominees, executive officers, five percent shareholders, or certain of their relatives (“related parties”) had or will have a direct or indirect material interest. We recognize that transactions between the Company and its related parties can present potential or actual conflicts of interest and may create the appearance that decisions may not be based on considerations in the best interests of the Company.

We are aware, however, of transactions in which one of our businesses, RTI Alloys, sells ferrotitanium to U. S. Steel’s Gary Works, which is a facility owned by U. S. Steel, for which Mr. Longhi serves as President and CEO, in amounts greater than $120,000. This is a long-standing relationship that predates Mr. Longhi’s employment at U. S. Steel, and our Board does not believe Mr. Longhi has a direct or indirect material interest in such transactions.

Although as a general matter, and in accordance with our Code of Ethical Business Conduct and our Conflict of Interest Policy (both of which are available under the Investor Relations link on our website at www.rtiintl.com), our preference is to avoid transactions with the Company in which any of our related parties had or will have a direct or indirect material interest, we recognize that, from time to time, such related party transactions may be contemplated. On an annual basis, we ask all non-union employees to review our Code of Ethical Business Conduct and Conflict of Interest Policy and to certify their compliance with them in writing. In the event that we become aware, through this process or otherwise during the year, that a potential transaction with a related party is being contemplated, the matter would be reviewed and considered by executive management or by the Board. Based on this review, a determination is made as to whether the Company would have a material interest in the transaction and whether such transaction could present potential or actual conflicts of interest or create the appearance that our decisions are based on considerations other than the best interests of the Company and our shareholders. Only related-party transactions that, in the business judgment of our executive management or our Board, as the case may be, are in the best interests of the Company should be approved or ratified, and all others should be rejected.

We also circulate an annual questionnaire to each of our non-employee directors, director nominees, and each executive officer of the Company in connection with the preparation of our proxy statement. Completion of this questionnaire allows us to review and address any actions that the Company should take with respect to any current or contemplated relationships each respondent may have with our significant customers, service providers, suppliers, or other vendors, which we identify by name in the questionnaire.

Board Committees

There are five principal committees of the Board. Committee membership, the primary functions of each committee, and the number of meetings held during 2013 are described below.

Name of Committee and Members	Primary Committee Functions	Number of Meetings
Audit Committee: James A Williams (Chairman) Ronald L. Gallatin Robert M. Hernandez Jerry Howard Rokus L. van Iperen Arthur B. Winkleblack

-      Assists the Board in overseeing the Company’s financial reporting process and systems of internal control over financial reporting

-      Assists the Company with legal and regulatory compliance requirements and qualifications, and the independence and performance of the Company’s internal auditors and independent registered public accounting firm

-      Has direct responsibility for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm

-      Periodic review of risk assessment as it relates to activities being contemplated or undertaken by management throughout the year

11
Compensation Committee: Daniel I. Booker (Chairman) Edith E. Holiday Mario Longhi Bryan T. Moss

-      Reviews and approves the Company’s compensation philosophy, including assessing the risks arising from the Company’s compensation philosophy, policies, and practices

-      Reviews and approves executive compensation programs, plans, and awards

-      Reviews and approves policies, principles, and procedures for selection and performance review of our Chief Executive Officer (the “CEO”) and other top members of management

-      Reviews and recommends to the full Board employment agreements, severance arrangements, and change in control agreements for our CEO and senior executives

-      Establishes goals and objectives for our CEO and other top management, setting the compensation of executive officers and, together with the independent directors, setting the CEO’s compensation, based on an evaluation of her performance

-      Determines whether to retain or terminate any compensation adviser (considering, among other things, the independence thereof)

4
- Administers the Company’s long-term incentive plans and equity plans - Reviews management’s Compensation Discussion and Analysis (“CD&A”) and

	submits the Compensation Committee Report contained in this proxy statement
Nominating/Corporate Governance Committee: Edith E. Holiday (Chair) Daniel I. Booker Robert M. Hernandez Rokus L. van Iperen	- Identifies individuals qualified to serve as directors - Recommends to the Board the appropriate size of the Board and candidates for election to the Board, including at the Annual Meeting, and to fill vacancies occurring on the Board - Oversees the evaluation process of the Board - Reviews and evaluates the Company’s director compensation - Develops and recommends to the Board corporate governance principles applicable to the Company as well as conducts periodic reviews of such principles	6
Executive Committee: Robert M. Hernandez (Chairman) Daniel I. Booker Dawne S. Hickton	- Assists the Board in the discharge of its responsibilities - Acts on behalf of the Board when emergencies or scheduling make it difficult to convene the Board - Reports all actions taken by the Executive Committee at the Board’s next meeting	0
Strategic Transactions Committee: Robert M. Hernandez (Chairman) Ronald L. Gallatin Dawne S. Hickton	- Assists the Board in the discharge of its responsibilities with respect to oversight of the Company’s evaluation of potential strategic transaction opportunities and/or major financings that may be brought forth from time to time by management or the Board	5

Audit Committee — All members of our Audit Committee meet the NYSE’s rules and listing standards for audit committee independence. The Board has determined that Messrs. Gallatin, Hernandez, Howard, Williams and Winkleblack are each qualified as an audit committee financial expert within the meaning of SEC regulations, that Mr. van Iperen is financially literate within the meaning of SEC regulations, and that each member of the Audit Committee has accounting or financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee may, subject to applicable law and the listing requirements of the NYSE, delegate its responsibilities to subcommittees, composed solely of Audit Committee members, as deemed appropriate. Our Audit Committee has adopted, and our Board has approved, the Audit Committee charter, which may be accessed under the Investor Relations link on the Company’s website, www.rtiintl.com.

Compensation Committee — Our Compensation Committee discharges the Board’s duties concerning executive compensation. The Compensation Committee may, if appropriate, delegate matters within its responsibility to subcommittees composed of certain of its members. All members of our Compensation Committee meet the NYSE’s rules and listing standards for independence for compensation committee independence. Our Compensation Committee has adopted, and our Board has approved, a Compensation Committee charter, which may be accessed under the Investor Relations link on the Company’s website, www.rtiintl.com.

For more information on the responsibilities and activities of our Compensation Committee, including the committee’s processes for determining executive compensation, see “Executive Compensation” beginning on page 37 of this proxy statement.

Nominating/Corporate Governance Committee — All members of our Nominating/Corporate Governance Committee meet the NYSE’s rules and listing standards for independence for purposes of the Nominating/Corporate Governance Committee. Our Nominating/Corporate Governance Committee has adopted, and our Board has approved, a Nominating/Corporate Governance Committee charter, which may be accessed under the Investor Relations link on the Company’s website, www.rtiintl.com.

Board Membership Selection Process

Board candidates are typically suggested by members of the Nominating/Corporate Governance Committee; however, it is the policy of the Nominating/Corporate Governance Committee to consider recommendations by shareholders, directors, officers, employees, and others as nominees for election as director. Recommendations, together with the nominee’s qualifications and consent to be considered as a nominee, should be sent to the Company’s Secretary, at the address set forth under the caption “Other Information” on page 66 of this proxy statement, for presentation to the Nominating/Corporate Governance Committee.

The Nominating/Corporate Governance Committee annually reviews the skills and attributes of Board members and candidates for the Board within the context of the current make-up of the full Board, which is premised on the concept that the Company’s Board members should have individual backgrounds that, when combined, provide a diverse portfolio of experience and knowledge that well serve the Company’s governance and strategic needs. Although the Board does not have a specific diversity policy, candidates for Board service are considered on the basis of a range of criteria including the current composition of the Board and the need to maintain a diversity of talents, backgrounds, and perspectives. Further, candidates are evaluated as to their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity and sound reputation in their respective fields as well as a global business perspective and commitment to corporate citizenship. See “Shareholder Proposals” on page 66 of this proxy statement for additional information regarding director candidate submission procedures. Additional information concerning director candidates is contained in our Governance Guidelines, which may be accessed under the Investor Relations link on the Company’s website at www.rtiintl.com.

Board Leadership Structure

Mr. Hernandez serves as the independent Chairman of our Board and has served in such position since the Company became publicly traded. Ms. Hickton currently serves as Vice Chair, President, and CEO. Our Board believes this is currently the most appropriate structure for the Company as it allows each person to focus on their respective roles; our CEO can focus on the strategic direction of the Company and its day-to-day leadership and performance, while the Chairman can focus on providing guidance to our CEO and setting the agenda and presiding over meetings of the full Board.

Our Board does not have a written policy on whether or not the roles of CEO and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee, as the Board believes that it should be free to evaluate the current needs and interests of the Company and our shareholders at any given point in time and to make changes appropriate for those facts and circumstances.

Board’s Role in the Oversight of Risk Management

Our Audit Committee has been designated to lead our Board’s risk management responsibilities. Accordingly, in addition to its other duties, our Audit Committee schedules time for periodic review of risk assessment as it relates to activities being contemplated or undertaken by management throughout the year. In this role, our Audit Committee receives reports from management, internal audit, and other advisors, and regularly engages in serious and thoughtful discussion regarding the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures that are designed to respond to and mitigate perceived and potential risks. Although our Audit Committee leads these efforts, risk management is also periodically reported on and discussed at the full Board level, and feedback is sought from each director as to the most significant risks faced by the Company. This is principally accomplished through submission of Audit Committee reports to our Board and discussion with management.

In addition to the formal risk compliance program, our Board and Audit Committee encourage management to promote a corporate culture that is sensitive to and understands risk management, and incorporates risk management into the Company’s overall corporate strategy as well as its day-to-day business operations. Additionally, the Company’s risk management structure includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them as part of its long-term planning process.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Booker, Longhi, and Moss and Ms. Holiday. None of the current members of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s Compensation Committee.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth each person or entity known to us that may be deemed to have beneficial ownership of more than five percent of the outstanding common stock of RTI based on information publicly available as of February 28, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC 245 Summer Street Boston, MA 02210	4,565,003	(1)	14.9%

Eagle Asset Management, Inc. 880 Carillon Parkway St. Petersburg, FL 33716	3,175,584	(2)	10.4%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,960,874	(3)	9.6%

Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	2,683,514	(4)	8.8%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,989,240	(5)	6.5%

(1)	This information is based solely on the Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC and Edward C. Johnson 3d. The shares reported are beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ boards of trustees. One investment company, Fidelity Small Cap Discovery Fund, reported ownership of 2,685,000 shares.

(2)	This information is based solely on the Schedule 13G/A filed with the SEC on January 16, 2014 by Eagle Asset Management, Inc. (“Eagle”). Such filing indicates that Eagle has sole voting and dispositive power over all shares reported.

(3)	This information is based solely on the Schedule 13G/A filed with the SEC on February 11, 2014, by BlackRock, Inc., a parent holding company or control person of the following subsidiaries: BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; and BlackRock Fund Management Ireland Limited. Such filing indicates that BlackRock, Inc. has sole voting power over 2,857,789 shares and sole dispositive power over all 2,960,874 shares reported.

(4)	This information is based solely on the Schedule 13G/A filed with the SEC on February 10, 2014 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional reports sole dispositive power over all such shares and sole voting power with respect to 2,621,002 of such shares.

(5)	This information is based solely on the Schedule 13G/A filed with the SEC on February 12, 2014 by the Vanguard Group, Inc. (“Vanguard”). Vanguard’s wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is an investment manager for collective trust accounts and is the beneficial owner of 47,393 of the shares reported above. Vanguard’s wholly-owned subsidiary, Vanguard Investments Australia, Ltd., is an investment manager of Australian investment offerings and is the beneficial owner of 1,855 of the shares reported above. Vanguard reports sole dispositive power over 1,941,847 of such shares and shared dispositive power over 47,393 of such shares.

Security Ownership of Directors and Executive Officers

The following table sets forth information concerning the “beneficial ownership” of our common stock of each director and director nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. “Beneficial ownership” is a concept which takes into account shares as to which the named person has or shares voting and/or investment power, as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of March 14, 2014.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Daniel I. Booker	35,766	*
Ronald L. Gallatin	30,000	*
Robert M. Hernandez	79,881	*
Dawne S. Hickton	226,146	*
Edith E. Holiday	26,343	*
Jerry Howard	2,664	*
William T. Hull	65,660	*
Mario Longhi	2,664	*
Rokus van Iperen	13,074	*
James L. McCarley	54,677	*
Bryan T. Moss	17,020	*
Patricia A. O’Connell	34,353	*
William F. Strome	60,305	*
James A. Williams	20,205	*
Arthur Winkleblack	881	*
All directors and executive officers as a group (16 persons)	708,254	2.3%

*	Indicates beneficial ownership of less than 1%.

(1)	Includes the following number of shares of common stock subject to stock options exercisable within 60 days of March 14, 2014 for the following persons: Dawne S. Hickton: 89,151; William T. Hull: 34,179; James L. McCarley: 21,926; Patricia A. O’Connell: 1,968; William F. Strome: 24,822; and Chad Whalen: 22,229.

(2)	There were 30,664,052 shares of our common stock outstanding as of March 14, 2014. In accordance with the rules and regulations of the SEC, in computing the percentage ownership for each person listed, any shares which the listed person had the right to acquire within 60 days are deemed outstanding, however, shares which any other person had the right to acquire within 60 days are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership among the persons listed may differ for each person. No percentage is shown for ownership of less than one percent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s directors are elected for one-year terms. As set forth in our Governance Guidelines, non-employee directors may not stand for election after reaching age 72. However, our Board does have the ability to extend the retirement age for a particular director if deemed appropriate. In 2013, the Board extended the retirement age to 75 for Mr. Moss in light of his relatively short tenure on the Board, significant business experience in the aerospace market and considerable contributions to the Company to date. Employee directors leave the Board when they retire from or otherwise leave the Company or are otherwise not re-elected. Two current directors, Rokus L. van Iperen and Mario Longhi, are not standing for re-election due to increased professional obligations and scheduling conflicts.

Our Board has nominated nine directors for election — all of whom are current directors. Of the nine individuals who are nominees for election, one is a current Company officer and the remaining eight are high-level current or former executives with significant professional experience. If any nominee is unable to stand for election, your proxy may be voted for another nominee designated by the Board.

The professional and personal backgrounds, experiences, qualifications, attributes, and skills of each nominee, as set forth below, reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that all nominees possess additional qualifications, attributes, and skills that lead the Board to believe the nominee should serve as a director, including broad-based business and industry knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment, and commitment to corporate citizenship.

NOMINEES FOR DIRECTOR

DANIEL I. BOOKER	Age: 66
Partner	Director since 1995
Reed Smith LLP (law firm)

Mr. Booker is a partner of the law firm of Reed Smith LLP. From 1992 until December 31, 2000 he was Managing Partner, or chief executive, of Reed Smith. He is Chairman of the Pittsburgh Parks Conservancy; a member of the Judicial Council of Pennsylvania; and an officer or director of other business, community, and professional organizations. Mr. Booker served as a director of Océ USA Holding, Inc. from 2001-2012. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania, and U.S. Supreme Court bars. In addition to Mr. Booker’s legal experience, he brings to the Board demonstrated leadership skills, both professionally as the former Managing Partner of a large law firm and through his service as chairman and director of various community and professional organizations.

RONALD L. GALLATIN	Age: 68
Retired Managing Director	Director since 1996
Lehman Brothers Inc. (investment banking firm)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the firm’s Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock, and Targeted Stock. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has bachelor’s, juris doctor, and master of laws (taxation) degrees and is a

Certified Public Accountant. Mr. Gallatin provides financing and investment banking experience, as well as strategic advice, as a result of his career on Wall Street and educational background. Mr. Gallatin also brings a sense of social responsibility and fiduciary leadership as demonstrated through his involvement with various charitable organizations.

ROBERT M. HERNANDEZ	Age: 69
Chairman of the Board of the Company	Director since 1990

On December 31, 2001, Mr. Hernandez retired as Vice Chairman and Chief Financial Officer and director of USX Corporation (“USX”). He was elected to this position on December 1, 1994. Mr. Hernandez had been elected Executive Vice President, Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President, Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President, U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX’s businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his masters of business administration from the Wharton Graduate School of the University of Pennsylvania. He is Chairman of the Board of Trustees of the BlackRock Equity Bond Mutual Fund Complex; lead director of American Casualty Excess (ACE) Limited; and a director of Eastman Chemical Company. Mr. Hernandez served as a director of TE Connectivity from June 2007 until March 2012. As a former executive officer of USX and one of RTI’s original directors upon becoming publicly traded, he brings to the Board a wealth of executive management and financial experience in the metals industry. Through his service as a director on various publicly-traded companies, Mr. Hernandez has considerable leadership, finance, and corporate governance experience.

DAWNE S. HICKTON	Age: 56
Vice Chair, President, and Chief Executive Officer	Director since 2007

Ms. Hickton has served as the Vice Chair, President, and Chief Executive Officer of the Company since October 2009 and as Vice Chair and CEO of the Company since 2007. From June 2005 to April 2007, she served as Senior Vice President of Administration and Chief Administrative Officer. In this capacity she managed the accounting, treasury, tax, business information systems, personnel, and legal functions of the Company. From April 1997 until June 2004, Ms. Hickton was Vice President and General Counsel. Also, prior to her tenure with RTI, Ms. Hickton was an Assistant Clinical Professor of Law at the University of Pittsburgh School of Law and managed the innovative Corporation Counsel Clinic in conjunction with the Carnegie Mellon Graduate School of Industrial Administration. Prior to her academic career, Ms. Hickton was employed as an in-house counsel with another public company, USX Corporation. She holds a bachelor’s degree from the University of Rochester and a juris doctor degree from the University of Pittsburgh. She served as a director of F.N.B. Corporation from 2006 until January 2013, and serves as a member of the Board of Trustees of the University of Pittsburgh, a member of the Board of Governors of the Aerospace Industries Association, and a director and officer of the International Titanium Association. As a result of her executive experience, Ms. Hickton was appointed to the board of the Federal Reserve Bank of Cleveland, Pittsburgh branch in January 2012 and became its chair in January 2014. As the most senior executive of the Company, Ms. Hickton provides the Board with insight into the Company’s business operations, opportunities, and challenges. In addition, Ms. Hickton’s history with the Company, metals industry experience, and leadership skills, as well as service on other boards of directors support her contributions to the Board.

EDITH E. HOLIDAY	Age: 62
Former Government Official	Director since 1999

Ms. Holiday was elected as a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that, she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Hess Corporation; White Mountains Insurance Group, Ltd.; and Canadian National Railway Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. Ms. Holiday was a director of H.J. Heinz Company from 1994-2013. She has bachelor’s and juris doctor degrees from the University of Florida. Ms. Holiday’s service on the boards of multiple publicly-held companies allows her to bring leadership skills and experience in a variety of matters including corporate governance, compensation, and finance to the Company’s Board. This skill set, as well as her legal background and the experience gained while serving in various positions with the federal government, make Ms. Holiday a unique contributor to the Board’s deliberations.

JERRY HOWARD	Age: 65
Retired Senior Vice President	Director since 2013
Marathon Oil Corporation
(international energy company)

Mr. Howard retired from Marathon Oil Corporation (“Marathon”) as Senior Vice President of Corporate Affairs, effective June 1, 2010, after thirty-five years of service. Mr. Howard had served in this role since 2002, managing Marathon’s information technology, global procurement, governmental affairs, corporate social responsibility, business and process transformation, and administrative services departments. Also at that time, he served as an adjunct to the public policy committee and the governance committee of the Marathon board of directors. As a senior executive at Marathon, he was a member of Marathon’s executive committee, salary and benefits committee, and served as treasurer of the Marathon Oil Company Foundation. From 1998-2002, Mr. Howard served as Vice President of Taxes of USX Corporation, the former parent company of Marathon. From 1997-1998, he was Vice President of Human Resources and Environment at Marathon. Mr. Howard has served as a director of many industry and community groups, including the National Association of Manufacturers, the Executive Committee of the Houston Forum, the Governmental Relations Advisory Committee of the Greater Houston Partnership, the American Petroleum Institute (“API”), the American Red Cross and Junior Achievement. He is also a former chairman of the Tax Coordinating Committee of the Business Roundtable, the General Committee on Taxation at the API and former president of the Center for Strategic Tax Reform. Mr. Howard earned a bachelor’s degree in accounting from Morris Brown College, a master’s degree in accounting and transportation from Northwestern University, and is a certified public accountant. The Board believes Mr. Howard’s experience as a leader of strategic and legislative initiatives, his financial and taxation background, and his knowledge of the energy market will enhance the Board’s capabilities.

BRYAN T. MOSS	Age: 74
Retired Businessman	Director since June 2008

Mr. Moss served as President Emeritus of Gulfstream Aerospace (a subsidiary of General Dynamics Corporation) from April 2007 until his retirement in March 2008, and prior to that served for four years as President of Gulfstream Aerospace and Executive Vice President, Aerospace Group, General Dynamics Corporation. Mr. Moss has served on the U.S.-Japan Business Council, the U.S.-China Business Council, and the U.S.-Hong Kong Business Council. He is also a past member of the Georgia Tech Advisory Board and the Savannah College of Art and Design Board of Visitors. He has been the Chairman of Business Aircraft Investments at Guggenheim Partners since June 2011. Mr. Moss’s experience and extensive international business contacts in the aerospace industry, as well as the management, commercial leadership, and consulting skills he developed throughout his career, augment the Board’s knowledge of the industry and skill set.

JAMES A. WILLIAMS	Age: 69
Retired Partner	Director since 2005
Ernst & Young (accounting firm)

Mr. Williams retired as a Partner at Ernst & Young on September 30, 2003. He has over 37 years’ experience working with large multi-national clients and served in numerous leaderships roles, including Pittsburgh Office Managing Partner, Area Managing Partner, and Partner in Charge-Audit. He is a Certified Public Accountant and has a bachelor’s degree from Miami University. Mr. Williams adds significant financial reporting and management skills as a result of his long career with a large public accounting firm, and further enhances the Board’s knowledge base with respect to accounting, financial, and other matters.

ARTHUR B. WINKLEBLACK	Age: 56
Former Executive	Director since 2013

Mr. Winkleblack served as Executive Vice President and Chief Financial Officer of H.J. Heinz Company, a global packaged food manufacturer, from January 2002 through June 2013. From 1999 through 2001, Mr. Winkleblack was Acting Chief Operating Officer — Perform.com and Chief Executive Officer — Freeride.com at Indigo Capital. Earlier in his career, Mr. Winkleblack held senior finance roles at companies including the C. Dean Metropoulos Group, Six Flags Entertainment Corporation, AlliedSignal and Pepsico. Mr. Winkleblack is currently a member of the board of directors of Church & Dwight Co., Inc., a manufacturer of household, personal care and specialty products listed on the NYSE, for which he also serves on the audit committee. Mr. Winkleblack has an MBA in Finance from the Wharton School at the University of Pennsylvania, and a BA in Business Economics from UCLA. The Board believes that Mr. Winkleblack’s substantial executive experience provides him with knowledgeable perspectives on strategic planning, international operations, acquisitions and divestitures, financial controls and public reporting.

Vote Required

Under Ohio law and the Company’s Code of Regulations, the nine director candidates receiving the greatest number of votes for election will be elected to our Board. Shareholders may cast their votes for or withhold with respect to each nominee. Common shares as to which the authority to vote is withheld will not be counted toward the election of the individual nominees specified on the form of proxy. Abstentions will have no effect on the outcome of the vote. Consistent with our Governance Guidelines, any nominee who fails to receive more votes cast for than withheld for his or her election to the Board must irrevocably tender his or her resignation.

If you hold your shares in “street name”, your broker or nominee will not be permitted to exercise voting discretion with respect to Proposal No. 1. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on Proposal No. 1 and will not be counted in determining the number of shares necessary for approval.

If your card is signed but a choice is not marked, the shares will be voted in favor of each of the listed nominees.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as the independent registered public accounting firm for the Company and its predecessors for a number of years. For 2013, PwC rendered professional services in connection with the audit of the financial statements of the Company and its subsidiaries, including review of quarterly reports and filings with the SEC, and provided tax services. It is knowledgeable about the Company’s operations and accounting practices and is well-qualified to act as its independent registered public accounting firm, and our Audit Committee has selected PwC as such for 2014.

Audit Fees

The aggregate fees billed for professional services rendered by PwC for the audit of the Company’s annual financial statements and review of financial statements in the Company’s Quarterly Reports on Form 10-Q in 2013 and 2012 were approximately $3.1 million and $2.3 million, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by PwC that were related to the services described above were approximately $14,000 and $12,000 in 2013 and 2012, respectively. These services include certain agreed upon procedures related to compliance requirements.

Tax Fees

The aggregate fees billed for services rendered by PwC for tax services in 2013 and 2012 were approximately $190,000 and $130,000, respectively. The services comprising these fees primarily included tax consulting projects.

All Other Fees

Other than fees disclosed above, there was a payment of $5,000 related to licensing fees in each of 2013 and 2012.

Our Audit Committee pre-approves the audit plan on an annual basis along with the estimated fees for the plan. At each regularly scheduled quarterly meeting, the audit plan and fees incurred to date are reviewed and any fees above the estimate are reviewed and approved or disapproved at the meeting. In addition, the Chairman of our Audit Committee has been delegated authority by the full Audit Committee to pre-approve additional audit and non-audit fees between meetings, subject to review by the full Audit Committee at the next regularly scheduled meeting. For 2013 and 2012, 100% of PwC’s fees were pre-approved.

Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of PwC as our independent registered public accounting firm for 2014 requires the favorable vote of a majority of the votes cast. Shareholders may cast their votes for, against or abstain from voting with respect to Proposal No. 2. An abstention does not represent a vote cast, and as such has no effect on the advisory vote. Broker non-votes will be counted for purposes of Proposal No. 2.

If your card is signed but a choice is not marked, the shares will be voted in favor of Proposal No. 2.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

PROPOSAL NO. 3

APPROVAL BY NON-BINDING VOTE OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

We annually provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Section 14A of the Securties Exchange Act of 1934 and the related compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis” (“CD&A”) beginning on page 37 of this proxy statement, the Pay Philosophy and Guiding Principles Governing Officer Compensation (the “Pay Philosophy”) adopted by the Company is intended to achieve multiple goals. It aims to promote achievement of our business objectives, to reinforce our strategies, to align our executives’ interests with those of our shareholders, and to recruit and retain outstanding executives through internally equitable and externally competitive compensation. Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

For 2013, we continued to emphasize performance-based objectives in our annual incentive program that support the business goals of the Company. Specifically, our Compensation Committee set pre-established target financial goals under the program that aligned with the Company’s 2013 business plan, which anticipated significant year-over-year improvement in operating income and managed working capital as a percentage of sales. Our Compensation Committee also continued the practice of using long-term equity incentive awards (performance share awards, stock options, and restricted stock) as a significant portion of total compensation, so as to promote the long-term interests of our shareholders by retaining and motivating management.

From a financial perspective, 2013 saw the Company achieve record revenues and a significant increase in its operating income. In addition to stronger financial results, management’s performance on team and personal objectives largely exceeded expectations and contributed to a stronger RTI that is better positioned for growth and further creation of shareholder value.

Our Board believes these compensation decisions reward performance and ensure that the long-term interests of our shareholders are served, and therefore asks for the support of our shareholders in approving the compensation of our named executive officers. Accordingly, we ask our shareholders to vote on the following resolution at the 2014 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables, and narrative disclosure set forth in this proxy statement.”

Effect of Vote on Proposal

A shareholder’s vote on Proposal No. 3 is not binding on the Company. Our Board will not be required to act in response to the results of the vote, as the ultimate decision regarding our named executive officers’ compensation remains with our Compensation Committee. Our Board believes that our Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, appropriate, and competitive compensation recommendations and decisions that are in the best interest of the Company and its shareholders. However, our Board values the opinions of our shareholders as expressed through their votes and other communications. Although the vote is non-binding, our Board and Compensation Committee will, as it did in 2013, carefully consider the outcome of the advisory vote on the compensation of our named executive officers when making future compensation decisions.

Shareholders may cast their votes for, against, or abstain from voting with respect to Proposal No. 3. An abstention does not represent an advisory vote cast, and as such has no effect on the advisory vote. If you hold your shares in “street name”, your broker or nominee will not be permitted to exercise voting discretion with respect to this Proposal No. 3. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this matter. If your card is signed but a choice is not marked, the shares will be voted in favor of the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE

COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

FROM 50 MILLION TO 100 MILLION

AND TO REMOVE PREVIOUSLY AUTHORIZED

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

The Board of Directors of RTI International Metals, Inc. has unanimously adopted, subject to approval by our shareholders, an amendment (the “Amendment”) to our Articles of Incorporation as previously amended and restated (the “Articles”) to increase the number of authorized common shares from 50 million to 100 million and to remove the previously authorized Series A Junior Participating Preferred Stock (the “Series A Preferred”) as discussed below. If this proposal is approved by our shareholders, our total number of authorized shares would increase from 55 million to 105 million, with our presently authorized but unissued preferred shares remaining unchanged at 5 million. A copy of the proposed Amendment has been included as Annex A to this proxy statement.

The proposed Amendment would replace the first sentence of Article FOURTH of the current Articles with the following language:

FOURTH: The number of shares which the Corporation is authorized to have outstanding is ONE HUNDRED FIVE MILLION (105,000,000) shares, of which ONE HUNDRED MILLION (100,000,000) shall be common shares with $0.01 par value, and FIVE MILLION (5,000,000) shall be preferred shares without par value.

The proposed Amendment would also delete in its entirety Article FOURTH, Section B of the current Articles, which established and set the terms of a series of preferred shares designated as Series A Preferred, consisting of 300,000 preferred shares. As discussed below, this Series A Preferred had been established in connection with a shareholders rights plan that has since expired, and no shares have ever been issued.

Background

Under our current Articles, we are authorized to issue up to 50 million common shares. As of March 1, 2014, these authorized shares consisted of the following:

• 30,660,052	issued and outstanding shares held by our existing shareholders, including 195,257 shares of unvested restricted stock issued under the Company’s existing equity incentive plans;

• 16,604,618	shares reserved for future issuance, consisting of (i) 3,533,844 shares under the Company’s existing equity plans (the 2004 Stock Plan and the Employee Stock Purchase Plan) and (ii) 13,070,774 shares reserved in connection with the potential future conversion of the Company’s two existing series of convertible notes (for information regarding the convertible notes, see Note 15 to the Company’s Consolidated Financial Statements, which are included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014); and

• 838,773	treasury shares.

As a result, only 1,896,557 authorized common shares remain available for future issuance.

For the reasons set forth below, the Board is requesting that shareholders approve and adopt an Amendment to the Articles to increase the number of authorized common shares from 50 million to 100 million.

Reason for and Effects of the Proposed Amendment

Our Board believes it is in the best interest of RTI to increase the number of authorized common shares and to remove the Series A Preferred. Additional shares of authorized common stock are needed to ensure that the Company has adequate flexibility to consider and plan for potential corporate needs, including, but not limited to, stock splits, financings, stock dividends, grants under equity compensation plans, potential strategic transactions such as mergers, acquisitions and business combinations, as well as other general corporate transactions. And as noted above, a large number of our unissued common shares are reserved for issuance upon the potential conversion of our two existing series of senior convertible notes. While there is no assurance that the notes will be converted into common shares at any particular time or at all, as such conversion is contingent upon a number of factors, we are nonetheless required under the terms of the notes to reserve an adequate number of common shares for such purpose. In doing so, we avoid a potentially adverse accounting treatment that would require us to treat the conversion feature of the notes as a liability that would need to be re-measured to fair value based on the Company’s stock price, among other items, on a quarterly basis, which could have a material impact on our reported profitability. Reservation of the shares pursuant to the potential conversion of our notes renders those reserved shares unavailable for any other purpose so long as the notes remain outstanding.

The Board believes that having additional authorized common shares will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available without the delay and expense associated with convening a special meeting of shareholders. The Company last increased its authorized common shares in April 1999.

We also need additional authorized common shares for the purposes of the 2014 Stock and Incentive Plan described in Proposal No. 5 beginning on page 24 of this proxy statement, if that proposal is approved by our shareholders

We have no current plans, commitments, arrangements, understandings, or agreements regarding the issuance of the additional common shares that would result from the adoption of the proposed Amendment, other than additional shares that would be needed pursuant to the 2014 Stock and Incentive Plan described in Proposal No. 5 beginning on page 24, if approved by our shareholders. If this Proposal to increase our authorized common stock is approved by our shareholders, authorized but unissued common shares could be issued by the Board without further action by the shareholders, unless shareholder approval is required by applicable law or the rules of the NYSE (for example, in connection with certain business combinations).

While adoption of the proposed Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing shareholders, any future issuance of additional authorized common shares could, among other things, dilute the earnings per common share and the equity and voting rights of those holding common shares at the time the additional shares are issued. In addition to the corporate purposes mentioned above, an increase in the number of authorized common shares could make it more difficult to, or discourage an attempt to, obtain control of the Company with a view to carrying out a merger, sale of the Company’s assets or similar transaction, since the issuance of additional common shares could be used to dilute the share ownership or voting rights of such person or entity. Further, any authorized but unissued common shares could be privately placed with or otherwise issued to persons supporting incumbent management, making a change in control of the Company more difficult. However, the Board does not intend or view the proposed increase in the number of authorized common shares as an anti-takeover measure and is not aware of any attempt or plan to obtain control of RTI.

The Series A Preferred was established seventeen years ago in connection with a shareholder rights plan that expired seven years ago and was not replaced or renewed. Consequently, we have no intention of issuing any shares of the Series A Preferred, and as such, we desire to remove the right to issue such shares as part of the currently proposed Amendment. The terms of the Series A Preferred, which is not redeemable or convertible into common shares and has certain cumulative dividend rights and distribution preferences, are set forth in full in the current Articles (set forth as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

Description of Shares

Any newly authorized common shares will be identical to the common shares now authorized and outstanding. The proposed Amendment will not affect the rights of current holders of our common shares. Subject to the rights of the Company’s creditors and the holders of any future outstanding preferred shares, the holders of common shares are entitled to receive such dividends as may be declared by the Board and to share ratably in any assets of the Company available for distribution upon liquidation. There are no preemptive rights, conversion rights, redemption provisions, or sinking fund provisions applicable to the common shares. Holders of common shares are entitled to one vote per share, and are not permitted to cumulatively vote in the election of directors.

There are no currently issued or outstanding preferred shares, nor does the Board have any current plans to issue preferred shares. The Board can determine the relative rights and preferences of the preferred shares and provide for the issuance of the preferred shares in one or more series with such relative rights and preferences as the Board may determine. Any issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control of the Company.

Vote Required for Approval

Under the terms of the Company’s current Articles, the approval of shareholders representing two-thirds of the voting power of the Company is required for approval and adoption of this Proposal.

The Board recommends you vote FOR the approval and adoption of the proposed Amendment to the Company’s current Articles to increase the number of the Company’s authorized common shares from 50 million to 100 million and to remove the currently authorized Series A Junior Participating Preferred Stock.

PROPOSAL NO. 5

APPROVAL OF THE RTI INTERNATIONAL METALS, INC.

2014 STOCK AND INCENTIVE PLAN

We are asking shareholders to approve our 2014 Stock and Incentive Plan (the “2014 Plan”), which is set forth in its entirety as Annex B to this proxy statement. The 2014 Plan will only become effective upon approval by our shareholders. No awards or grants have been made under the 2014 Plan, and no awards or grants will be made under the 2014 Plan unless and until the 2014 Plan is approved by our shareholders.

Background and Purpose of 2014 Plan

Our current equity incentive plan, the RTI International Metals, Inc. 2004 Stock Plan, as amended (the “2004 Plan”) is a ten year plan that will terminate in April of this year and no longer be available for new awards. The 2014 Plan, approved by our Board on March 17, 2014, will replace the 2004 Stock Plan. The 2014 Plan is a comprehensive incentive compensation plan that provides for various types of equity-based compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units, in addition to other stock-based awards, dividend equivalents rights and certain cash-based awards.

The purpose of the 2014 Plan is to attract and retain highly competent employees and non-employee directors, provide a means for employees to acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company, and provide additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. We believe that incentive compensation grants have been an important part of our successful employee and director recruiting and retention efforts and we expect such grants will remain a key part of this process in the future. Our Compensation Committee and Board have approved the 2014 Plan, subject to shareholder approval, to address our need to continue to be able to offer equity and cash incentives. NYSE listing requirements require that we submit the 2014 Plan to our shareholders for approval. In addition, Internal Revenue Code rules require that we obtain shareholder approval of the 2014 Plan in order to be able to issue incentive stock options under the 2014 Plan as well as to be able to receive a deduction for certain qualified performance-based compensation as discussed below under the heading “Section 162(m) of the Internal Revenue Code.”

Use of Shares Subject to 2014 Plan.

The total number of shares authorized for issuance under the 2014 Plan is 3,500,000 common shares, which includes approximately 711,000 shares that were never issued under the expiring 2004 Plan. Additionally, shares that are currently subject to previously granted awards under the 2004 Plan would become available for awards under the 2014 Plan in the event of forfeiture, expiration or termination of a 2004 Plan award or in the event shares are delivered in payment for or are withheld for taxes in connection with a 2004 Plan award.

Shares attributable to awards under the 2014 Plan that expire, are forfeited or cancelled, or are otherwise paid without the issuance of shares (e.g., settled in cash in lieu of shares or exchanged) will again be available for grant under the 2014 Plan; however, shares attributable to awards under the 2014 Plan that are (i) tendered by a participant or withheld by the Company to pay an option exercise price, the base price of a share appreciation right, or the exercise price of any other award, (ii) withheld or remitted by the Company to pay tax withholding, (iii) purchased by the Company using proceeds from stock option exercises, or (iv) not issued or delivered as a result of a net settlement of an outstanding option or share appreciation right, would not again be available for issuance under the 2014 Plan. The maximum number of shares authorized under the 2014 Plan would also be subject to adjustment for stock splits, stock dividends, spin offs, reclassifications or other relevant changes affecting Company common shares.

In determining the number of shares subject to the 2014 Plan, our Board and the Compensation Committee considered the Company’s compensation needs and the Company’s historical equity compensation practices. This analysis included reviewing the Company’s past equity compensation practices and assessing the number of shares likely to be needed for future awards. Pay Governance, the Company’s compensation consultants, assisted with this analysis. The approximately 2,789,000 previously unreserved shares available for issuance under the 2014 Plan would represent approximately 9.1% of the Company’s issued and outstanding shares as of March 1, 2014. This level of dilution is comparable to that of our peer group of companies and is consistent with the Board’s preference for conservative compensation practices.

The historical 3-year average annual “burn rate” under our 2004 Plan as of December 31, 2013, calculated using the methodology published by Institutional Shareholder Services (“ISS”), was 1.70%, which is well below the burn rate cap of 2.85% that ISS has applied to our industry, GICS Materials. We do not expect our future burn rate to change significantly from our historic practice. For purposes of calculating the number of awards granted under our 2014 Plan, (i) awards of stock options and stock appreciation rights would count as one share, and (ii) awards of restricted stock, restricted stock units, performance-based awards or other full value awards (“Full-Value Awards”) would count as 1.69 shares in the year awarded, or in the case of performance-based awards, in the year earned.

If approved by shareholders, the 2014 Plan will become effective as of April 25, 2014 (the “Effective Date”), and will remain effective until terminated by the Company or until all awards issued under the 2014 Plan have been exercised, vested, satisfied, forfeited or expired, as applicable. The following description of the 2014 Plan is qualified in its entirety by reference to the applicable provisions of the 2014 Plan document, which is attached as Annex B to this proxy statement.

Important Provisions Under 2014 Plan

The 2014 Plan contains a number of provisions that we feel improve upon our prior 2004 Plan, and which we believe are consistent with the interests of our shareholders and sound corporate governance practices, including:

•

Fungible share pool. The 2014 Plan uses a fungible share pool under which each stock option and stock appreciation right, or SAR, counts as one share against the plan share reserve and each stock-based Full-Value Award (which includes any stock-based or stock-settled award other than options or SARs) counts as 1.69 shares against the plan share reserve.

•

No liberal share counting. The 2014 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The 2014 Plan does not permit “net share counting” upon the exercise of options.

•

No repricing of stock options or SARs. The 2014 Plan prohibits the repricing or backdating of stock options or SARs without shareholder approval; provided that appropriate adjustments may be made in connection with certain events such as mergers or stock splits.

•

No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•

Limit on awards to non-employee directors. The 2014 Plan imposes a maximum number of shares underlying awards that may be granted to non-employee directors in the aggregate in any one calendar year (five percent of the total shares authorized by the 2014 Plan).

•

No dividends on unearned performance-based awards. The 2014 Plan prohibits the payment of dividends on unearned performance-based awards and defers the payment of accrued dividend equivalent rights until the achievement of the related performance goals.

•

Compensation recoupment/clawback policy. Awards under the 2014 Plan will be subject to any compensation recoupment/clawback policy that the Company may adopt from time to time or that is required by applicable law.

•	Change of control. Benefits in connection with a change in control are not triggered until the date immediately prior to the change of control actually taking place.

•	Dividend equivalent rights. Dividend equivalent rights shall not apply to options or stock appreciation rights.

Summary of Other Provisions of the 2014 Plan

Eligibility.    Participation in the 2014 Plan is limited to employees of RTI, its affiliates and/or its subsidiaries, members of the Board of Directors of RTI, and any individual engaged to become an employee or member of the Company’s Board of Directors.

Administration.    The 2014 Plan will be administered by the Compensation Committee, but our full Board may at any time act on behalf of the Committee. Subject to the terms of the 2014 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee may delegate to one or more of our officers the authority to grant awards (other than performance-based awards intending to comply with Section 162(m) of the Code) to participants who are not directors or executive officers, within parameters specified by the Compensation Committee.

Permissible Awards.    The 2014 Plan authorizes the grant of awards in any of the following forms:

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Options to purchase shares of common stock, which may be nonqualified stock options or incentive stock options (“ISOs”). The exercise price of an option granted under the 2014 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the 2014 Plan will have a term of not more than ten (10) years, and will not have a vesting period of less than three (3) years.

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Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the plan will have a term of not more than ten (10) years, and will not have a vesting period of less than three (3) years.

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Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set at the time of the award. Such awards, other than in certain limited circumstances discussed below, must have a vesting period of not less than three (3) years.

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Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set at the time of the award provided that such awards, other than in certain limited circumstances discussed below, must have a vesting period of not less than three (3) years.

•	Dividend equivalent units, which are the right to receive a payment, in cash or equity, equal to the cash dividends or other distributions paid with respect to a share of Company common stock.

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Performance awards, which may be performance shares (denominated in shares of stock) or performance units (denominated in cash) and any award of restricted stock or restricted stock units the payment or vesting of which, in any case, are contingent upon performance-based vesting conditions.

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Incentive awards, which represent the right to receive a payment in cash or equity to the extent performance goals specified in the award are achieved. Incentive awards may be structured as annual awards or long-term awards.

All awards will be evidenced by a written agreement, which may be in electronic form, that will include such provisions as may be specified by the Compensation Committee. Dividend equivalent units, which entitle the participant to payments in cash or shares of common stock calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be generally granted with respect to Full-Value Awards only.

Annual Award Limits.    Awards under the 2014 Plan are limited per eligible individual on an annual basis. Subject to the limit of available shares under the 2014 Plan, the following are the annual grant limits in any one year to any one participant under the 2014 Plan:

Options and/or Stock Appreciation Rights:	800,000 shares
Restricted Stock and/or Restricted Stock Units:	250,000 shares
Performance Shares and/or Performance Units:	250,000 shares to be received in a year
Annual Incentive Award:	$2,000,000
Other Stock Based Award:	250,000 shares
Long-Term Incentive Award:	$4,000,000

The numbers of shares set forth in the above table are subject to adjustment in connection with certain events such as merger or stock split.

Share Counting.    As noted above, the 2014 Plan uses a fungible share pool under which each stock option and SAR counts against the share reserve on a one-for-one basis, and each Full-Value Award that is settled in stock counts against the plan share reserve as 1.69 shares for each share covered by such award. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2014 Plan. In addition, to the extent that the full number of shares subject to a Full-Value Award is not issued for any reason, including by reason of failure to achieve performance goals, the unissued shares originally subject to the award will become available for future grants of awards under the 2014 Plan.

The 2014 Plan specifies that the following shares of common stock may not again be made available for issuance as awards under the plan: (a) shares of common stock not issued or delivered as a result of the net settlement of an outstanding option or SAR, (b) shares tendered or withheld to pay the exercise price or base price an outstanding option or SAR or other exercise price of an award or in satisfaction of tax withholding obligations, or (c) shares repurchased by the Company with the proceeds of the exercise price of an option.

Repricing Prohibited.    Without the prior approval of our shareholders, (a) the option exercise price or the base price of a SAR may not be reduced, except for adjustments in price in connection with certain events such as a merger or a stock split; (b) an option or SAR may not be cancelled in exchange for options or SARs with an option exercise price or base price that is less than the option exercise price or base price of the original award; and (c) we may not cancel an outstanding option or SAR in exchange for cash or other securities if the current fair market value of the shares underlying the option or SAR is lower than the option exercise price or base price per share of the original award.

Performance Objectives

The Compensation Committee may designate any award as a qualified performance-based award with the intent of making the award deductible without regard to the $1 million deduction limit under Section 162(m) of the Code. If an award other than an option or SAR is so designated, the Compensation Committee must establish objectively determinable performance goals for the award. Performance goals for such awards will be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or objectives that are related to the performance of the individual participant, subsidiary, division, department or function within the Company or subsidiary in which the participant is employed:

Financial Return Metrics:

•	Return on equity

•	Return on sales

•	Return on assets

•	Return on invested capital

Earnings Metrics:

•	Consolidated earnings per share (including variants such as diluted earnings per share)

•	Gross profit

•	Earnings before or after interest, taxes, depreciation and amortization

•	Gross or operating margins

•	Net income

•	Operating or segment income

Sales Metrics:

•	Net sales

•	Cost of sales

Stock Price Metrics:

•	Fair market value of the shares

•	Total shareholder return

Cash Flow Metrics:

•	Cash flow (including but not limited to operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Net cash provided by operating activities

•	Net increase (decrease) in cash and cash equivalents

Company Metrics:

•	Selling, general and administrative expenses

•	Cost improvements

•	Debt reduction

•	Inventory

Other Strategic Metrics:

•	Gross margin

•	Managed working capital as a percentage of sales and other targets based on working capital metrics

•	Trade working capital

•	Market share

•	Economic value added (EVA) or other measure of profitability that considers the cost of capital employed

•	Productivity or operating efficiencies

•	Employee engagement

•	Customer satisfaction, which may include customer backlog and/or relationships

•	Employee and/or supplier diversity improvements

•	Completion of integration of acquired businesses and/or strategic activities

•	Safety performance

•	Achievement of certain quantitatively and objectively determinable non-financial performance measures (e.g. strategic initiatives and corporate development)

•	Completion of integration of acquired businesses and/or strategic activities

•	Sustainability measures, such as reduction in greenhouse gases

•	Development, completion and implementation of succession planning

Performance goals with respect to the above-listed criteria may be specified in absolute or relative terms, as well as measured relative to the performance of a group of comparator companies or by a financial market index, as the Compensation Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance goals may include a threshold level of performance below which no payment will be made (or vesting occur, as the case may be), and maximum levels of performance above which no additional payments will be made, with varying performance levels in between. The Compensation Committee may provide in any qualified performance-based award, at the time the performance objectives are established, that any evaluation of performance will exclude or otherwise objectively adjust for certain specified circumstances or events that occur during a performance period, such as certain non-recurring adjustments and other unique circumstances that are outlined within the definition of “Excluded Items” in the 2014 Plan. The Compensation Committee may also designate categories other than those enumerated above in connection with awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Options.    Options must be made exercisable at a price per share not less than the fair market value, determined in accordance with the 2014 Plan, on the date that the option is awarded. Options may not be repriced, except for adjustments in price in connection with certain events such as a merger or a stock split, or exchanged for options with a lower exercise price after grant without shareholder approval. The Compensation Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Company common stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Company common stock otherwise issuable at the time of exercise withheld, as specified in the award agreement. The maximum term of any option is ten (10) years, and the minimum vesting period for any option is three (3) years from the date of grant. The 2014 Plan permits the grant of both incentive and non-qualified stock options.

Stock Appreciation Rights.    SARs may have a grant price per share not less than the fair market value, determined in accordance with the 2014 Plan, on the date the SAR is granted. The maximum term of any SAR is ten (10) years, and the minimum vesting period is three (3) years from the date of grant. SARs may be granted separately or in connection with another award, and may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. For any SAR granted in connection with the grant of an option, the option must provide that the exercise of the SAR will result in the surrender of the right to purchase an equivalent number of shares under the associated option, and conversely if the option is exercised it will likewise result in an equivalent reduction in the number of shares covered by the related SAR. SARs may be settled in shares of common stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

Restricted Stock and Restricted Stock Unit.    A grant shares of common stock or the right to receive common stock in the future to a participant may be made under the 2014 Plan, subject to such restrictions and conditions, if any, as are set forth in the award agreement. Such awards, if not issued in lieu of salary or bonus, must be structured so that vesting occurs in equal annual installments over a period of not less than three (3) years from the date of grant (with acceleration of vesting possible in the event of a change of control, death, disability or retirement); provided that the 2014 Plan permits the issuance of restricted stock or stock unit awards without this three year vesting period in an amount up to an aggregate of five percent of the total shares authorized by the 2014 Plan. A holder of restricted stock (but not a holder of restricted stock units) is entitled to receive dividends and voting rights during the restricted period as though the shares were issued and outstanding.

Performance Awards.    Performance units have an initial value determined on the date of grant and performance shares have an initial value per share equal to the fair market value per share of common stock determined on the date of grant. A performance award will outline the performance goals to determine the value of the number of performance units or performance shares that will be paid. Performance units and performance shares may be paid in shares of common stock or in cash.

Incentive Awards.    Incentive awards may be granted on an annual basis or for a period in excess of one year. All incentive awards, regardless of duration, must be subject to achievement of one or more performance goals during the term (although all or a portion of an award may be deemed achieved upon death, disability, retirement or other circumstances), and may or may not be structured to comply with Section 162(m) of the Code. The Compensation Committee will determine all other terms and conditions of such awards, including the specific applicable performance goals, performance period, potential amounts payable, and timing of payment.

Other Stock Incentives.    Dividend equivalent rights and other stock-based awards may be granted in such numbers and may be subject to such conditions or restrictions as may be determined under the 2014 Plan and shall be payable in cash or shares of common stock; provided, that no award may be issued at a price less than fair market value on the date of grant and cannot be granted prior to the date the award is approved under the 2014 Plan.

Non-Employee Director Awards.    Non-employee directors may receive awards under the 2014 Plan in accordance with the terms of the Company’s Board of Directors Compensation Program, as filed with the Securities and Exchange Commission in April 2012, and as it may be subsequently amended. The total number of shares underlying awards issued to the Company’s non-employee directors on an aggregate basis in any one calendar year may not exceed five percent of the total shares authorized under the 2014 Plan.

Change of Control.    If the holder of an award under the 2014 Plan has an employment, retention, change of control, severance or similar agreement with the Company or any affiliate that discusses the effect of a change of control on his or her awards, that agreement would control. In all other cases, unless provided otherwise in an award agreement or under the 2014 Plan prior to the date of the change of control, the following provisions of the 2014 Plan would determine the effect of a change of control on awards.

If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding awards would be assumed or replaced with the same type of award with similar terms and conditions by the Survivor in the change of control transaction. If applicable, each award which is assumed by the Survivor would be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the award holder upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and other appropriate adjustments in the terms and conditions of the Award would be made.

To the extent the Survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control outstanding options and stock appreciation rights would become vested and exercisable and, unless otherwise determined by the Board or Compensation Committee, would be cancelled in exchange for a cash payment equal to the excess of the change of control price of the shares over the purchase or grant price of the shares under the award; all other outstanding awards that vest based on service would vest, and performance-based awards would, unless otherwise determined by the Board or the Compensation Committee, become payable at the level earned if earned but not paid, and otherwise would be cancelled in exchange for a cash payment equal to the target value payable on a pro rata basis based on the portion of the performance period that has elapsed prior to the change of control event.

Upon termination of employment without Cause (as defined in the 2014 Plan or form of award) by the Survivor or termination of employment by the employee with good reason (if the employee is entitled to terminate his employment for good reason in his or her employment, severance or other similar agreement) occurring during the period of twenty-four (24) months after the change of control, (i) all outstanding or replacement awards held by the participant would become vested, exercisable, earned and payable (assuming any award for which vesting is subject to performance goals that such goals are met at the target level), (ii) all options and stock appreciation rights held by the participant immediately before the termination of employment would be cancelled as of the date of termination in exchange for a payment of cash or shares equal to the excess of the fair market value of the shares on the date of termination over the exercise or grant price of such shares underlying the award multiplied by the number of shares underlying the award, (iii) all restricted stock or restricted stock units would be cancelled as of the date of termination in exchange for a payment of cash or shares equal to the fair market value of the shares on the date of termination, (iv) all performance-based awards that have been earned but not paid would be paid at the level earned, and for such performance-based awards for which the performance period has not yet expired, the award would be cancelled in exchange for a cash payment equal to the target value payable on a pro-rated basis calculated based on the portion of the performance period that had elapsed prior to termination, and (v) all other awards would be cancelled in exchange for a cash payment equal to the value of the award.

Recapitalizations and Reorganizations.    The number of shares of common stock reserved for issuance in connection with the grant or settlement of awards or to which an award is subject, the number of shares subject to the “Annual Award Limits” and the exercise price of each option and stock appreciation right are subject to adjustment in the event of any merger or other transaction in which shares are exchanged, recapitalization of the Company or similar event which the Board or Compensation Committee determines requires an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2014 Plan. In the event of certain corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted.

Transferability.    Generally, no award under the 2014 Plan may be transferred by a participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order”. However, the administrator under the 2014 Plan has the authority to grant (or to sanction by way of amendment to an existing grant) awards (other than incentive stock options) which may be transferred for no consideration to or for the benefit of a participant’s immediate family, to a trust solely for the benefit of the participant and his immediate family, or to a partnership or limited liability company in which the participant and members of his immediate family have at least 99% of the equity, profit and loss interest.

Forfeiture and Clawbacks.    Awards will be subject to forfeiture to the extent provided in the applicable award agreement. In addition, each award is subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

Fungible Share Pool.    Shares issued in respect of any Full-Value Award granted under the 2014 Plan shall be counted against the share limit as 1.69 shares for every one share actually issued in connection with such award. For example, if 100 shares are issued with respect to a Full-Value Award granted after the Effective Date, 169 shares will be counted against the share limit in connection with that award. Shares issued in respect of any other award (not a Full-Value Award) shall be counted against the share limit as one share. Therefore, as noted previously, if shareholders approve the 2014 Plan and all 3,500,000 shares available for awards granted on or after the Effective Date are granted as Full-Value Awards, the total number of shares issued under the 2014 Plan would be 2,071,006.

Amendment or Termination. The 2014 Plan may be terminated or amended by the Board or the Compensation Committee, but no amendment will be made without shareholder approval to the extent required by law or the listing requirements of any principal securities on which the shares are traded. In addition, no amendment may be made without shareholder approval if the amendment materially increases the benefits accruing to a participant under the 2014 Plan, materially increases the aggregate number of securities that may be issued under the 2014 Plan, materially modifies the requirements for participation in the 2014 Plan, or changes the types of awards available under the 2014 Plan. The Compensation Committee may amend outstanding awards subject to the terms of the 2014 Plan but in general may not take away a participant’s rights.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of executive compensation paid to each of the Company’s chief executive officer and the three other highest compensated officers (other than the chief financial officer) in any one year to $1,000,000, unless the compensation is “qualified performance-based compensation”. The 2014 Plan enables the Company to grant awards designed to satisfy the requirements of qualified performance-based compensation under Section 162(m) of the Code. These awards are referred to as “qualified performance-based awards” and are in addition to other awards, such as stock options and stock appreciation rights, which are also expressly authorized under the 2014 Plan and may also qualify as qualified performance-based compensation for purposes of Section 162(m). The Company reserves the right, however, to grant or approve awards or compensation under the 2014 Plan that is non-deductible.

One of the requirements of Section 162(m) is shareholder approval of the plan under which the awards are granted. In the case of qualified performance-based awards, shareholders must also approve the material terms of the performance goals pursuant to which compensation is paid under the awards. Stock options or SARs can also qualify as qualified performance-based compensation under Section 162(m) if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to a participant over a specified period, and so long as the exercise price of the award is not less than the fair market value of a share of common stock on the grant date of the award.

The shareholders are being asked to approve the 2014 Plan, and specifically, the material terms of the performance goals in the 2014 Plan under which qualified performance-based awards may be granted. For purposes of Section 162(m) of the Code, the material terms of the performance goals include:

•	The employees eligible to receive awards under the 2014 Plan;

•	A description of the business criteria on which the performance goal is based (performance measures); and

•	The maximum compensation that can be paid to an employee under the performance goal during any specified period (individual annual award limits).

Shareholder approval of the material terms of the performance goals in the 2014 Plan will allow the Compensation Committee the opportunity to grant qualified performance-based awards intended to satisfy the requirements of Section 162(m), thereby permitting the Company to claim an income tax deduction for such compensation when it is paid. In addition, shareholder approval of the individual annual award limits will allow the Compensation Committee to grant options and SARs intended to qualify as performance-based compensation under Section 162(m). While the Company believes it is important to preserve the deductibility of compensation under Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance.

Approval of this Proposal 5 will constitute approval of the 2014 Plan, and specifically, the material terms of the performance goals, including, but not limited to, the individual annual award limits.

Certain Federal Tax Effects

The following is a brief summary of the principal United States federal income tax consequences applicable to the 2014 Plan participants and the Company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the 2014 Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The 2014 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Nonqualified Stock Options and Stock Appreciation Rights.     A participant will not normally recognize income at the time a nonqualified stock option is granted. Rather, the participant recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is generally equal to the excess of the fair market value of the common stock received over the exercise price paid by the participant. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the participant. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the participant will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similar to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if common stock is received, the fair market value of the common stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Incentive Stock Options (“ISOs”).    A participant who has been granted an ISO will not normally recognize income and the Company will not be entitled to a deduction at the time of the grant or exercise of an ISO; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the participant’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an ISO depends, in part, on whether the participant ‘s holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the common stock was transferred to the participant (the “ISO Holding Period”). If the ISO Holding Period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If the ISO Holding Period is not satisfied (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the participant recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Unrestricted Stock.    The tax consequences of receiving common stock pursuant to another stock-based award under the 2014 Plan are similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock. If the shares of common stock are unrestricted, the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Restricted Stock.    A participant that receives a restricted stock award under the 2014 Plan will not normally be required to recognize income at the time of grant, nor is the Company entitled to any deduction, to the extent that the common stock awarded has not vested. When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. The participant may, however, make an election within thirty days following the grant of the restricted stock award (referred to as a Section 83(b) election), to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If an Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.    A participant who receives restricted stock units will not normally recognize taxable income at the time the restricted stock units are granted to the participant. Upon settlement of the restricted stock units, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the cash received or, if the restricted stock units are payable in common stock, the fair market value of the common stock received, and the Company will normally be entitled to a corresponding tax deduction. If the participant is an employee of the Company, the participant may, depending on the terms of the award, be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time.

Performance Grants.    A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received, and the Company will normally be entitled to a corresponding tax deduction.

Cash-Based Awards.    A participant generally will not recognize income at the time a cash-based award is granted (for example, when performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received.

Limitations on Our Deductions; Consequences of Change-in-Control.    With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our CEO and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Company generally intend for stock options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2014 Plan to satisfy the requirements of qualified performance-based compensation and therefore expects to be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the Company causes awards under the 2014 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s tax deductions under Section 280G of the Code.

Internal Revenue Code Section 409A.    Awards under the 2014 Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is the Company’s intent that awards under the 2014 Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

Benefits under the 2014 Plan

Future awards under the 2014 Plan will be subject to the discretion of the Compensation Committee (or other administrator of the 2014 Plan) and will depend on a variety of factors, including the value of the Company’s stock at the time of grant, as well as Company, divisional, and individual performance. Accordingly, it is not possible to determine the benefits that would be received under the 2014 Plan.

Equity Compensation Plan Information

The following table summarizes information about the Company’s outstanding options, restricted stock awards and performance shares reserved for future issuance under our existing equity compensation plans as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (see Note (i) and Note (iii))	526,736	$34.56	928,980

	526,736	$34.56	928,980

Note (i):	The numbers in columns (a) and (c) reflect all shares that could potentially be issued under the RTI International Metals, Inc., 2004 Stock Plan (the “2004 Plan”) as of December 31, 2013. For more information, see Note 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company’s 2004 Stock Plan replaces the 1995 Stock Plan and the 2002 Non-Employee Director Stock Option Plan (the “2002 Plan”) and provides for grants of up to 2,500,000 shares over its 10-year term as determined by the plan administrator. The 2004 Plan was approved by shareholder vote on April 30, 2004. In 2013, 2012, and 2011, 361,896, 288,492, and 259,668 shares, respectively, were awarded under the 2004 Plan.
Note (ii):	Prior to December 31, 2004, RTI had one plan that had not been approved by its shareholders, the 2002 Plan. The 2002 plan was terminated and replaced by the 2004 Plan. See above Note (i).
Note (iii):	The 2004 Plan permits grants of stock options, stock appreciation rights, restricted stock, performance share awards and other stock based awards that may include awards of restricted stock units. There are a total of 2,500,000 shares available for grant under the 2004 Plan, but only 1,250,000 shares may be issued in the form of restricted stock.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for adoption of this Proposal No. 5. Abstentions will have no effect on the outcome of the vote. If you hold your shares in “street name”, your broker or nominee will not be permitted to exercise voting discretion with respect to Proposal No. 5. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on Proposal No. 5 and will not be counted in determining the number of shares necessary for approval.

If your card is signed but a choice is not marked, the shares will be voted in favor of Proposal No. 5.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the proposal to approve the RTI International Metals, Inc. 2014 Stock and Incentive Plan. To authorize the full number of shares available for award under the 2014 Plan, the Board of Directors also unanimously recommends that the shareholders vote “FOR” Proposal No. 4.

COMMITTEE REPORTS

The following reports of the Audit and Compensation Committees do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates either report by reference therein.

Audit Committee Report

The Audit Committee met with management, PwC, and representatives of the Internal Audit group (which is partially outsourced to Ernst & Young LLP) frequently throughout the year to review and consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with management the process used for certifications by the Company’s CEO and principal financial officer that are required for certain of the Company’s filings with the SEC. The Audit Committee has reviewed and discussed the Company’s 2013 Audited Financial Statements with management and with PwC. In addition, the Audit Committee also discussed with PwC the matters required to be communicated by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 16.

In addition, the Audit Committee received from PwC the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with PwC its independence. The Audit Committee has considered whether the provision by PwC of the professional services described above was compatible with the maintenance by PwC of its independent status and has determined that it was.

Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board, and the Board has approved, that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

James A. Williams (Chairman)

Ronald L. Gallatin

Robert M. Hernandez

Jerry Howard

Rokus L. van Iperen

Arthur B. Winkleblack

Compensation Committee Report

The Compensation Committee discharges the Board’s duties concerning executive compensation and prepares the report on such compensation required by the SEC.

Members of the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on their reviews and discussions, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in this proxy statement.

Daniel I. Booker (Chairman)

Edith E. Holiday

Mario Longhi

Bryan T. Moss

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

A. Executive Summary of 2013 Compensation

Our executive team delivered improved results in 2013, and has positioned the Company for continuing growth. Operating income grew for the third consecutive year and increased significantly from 2012 on record sales by the Company. Despite the Company’s meaningful performance gains with respect to sales and operating income, our CEO’s total compensation, as set forth in the Summary Compensation Table on page 42 of this proxy statement, has remained flat for the last three years, and in fact is slightly down in 2013. Our named executive officers achieved two of the three financial performance goals established for them in our annual incentive program, and met or exceeded almost all of their team and personal objectives. Although our share price increased during the 2010-2012 performance period, total shareholder return during this period was below that of our selected peer group, and consequently, performance shares were not paid out in early 2013. The Company’s relative total shareholder return over the 2011-2013 performance period, however, resulted in a 73.8% payout of performance shares in early 2014.

Prior to the 2013 Annual Meeting of Shareholders, the Company conducted outreach to our 25 largest shareholders representing 92.3% of our outstanding shares. The feedback we received was positive, and none of the shareholders suggested any changes to the design of our compensation programs. This sentiment was borne out by the high approval percentage achieved (97% of the votes cast) on our 2013 say-on-pay vote. We plan to conduct a similar outreach program in connection with our 2014 Annual Meeting. Our Compensation Committee discussed these results at its meetings in April and July 2013, and took them into consideration when choosing to retain the current design of the major elements of compensation for our named executive officers.

In light of these circumstances, as more fully explained in detail below, our Compensation Committee took the following approach to the three principal components of executive compensation:

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Salary.    Base salary for 2013 increased approximately 4-5% for our CEO and other named executive officers, except for Mr. McCarley, who received a 14.5% increase. All such increases were guided by peer group and market survey data, particularly in light of the increased size of the Company due to acquisitions in the preceding year, as explained further below.

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Annual Cash Incentive Compensation.    Payment of cash incentive compensation for 2013 performance was based primarily on achievement of pre-established, objective financial goals (operating income, return on invested capital, and working capital as a percentage of sales), and secondarily against defined team objectives and specific individual objectives.

•	Long-Term Incentives. The long-term incentive program remained unchanged during 2013 and awards were made at 110% of target levels, due to improved Company performance in 2012.

B. Overview and Pay Philosophy

For the 2013 executive compensation detailed in the tables that follow this discussion and analysis, our Board empowered our Compensation Committee to discharge the Board’s duties concerning executive compensation and to advise the Board on the Company’s compensation philosophy, programs, and objectives.

The Company employs a comprehensive statement entitled “Pay Philosophy and Guiding Principles Governing Officer Compensation” (our “Pay Philosophy”). Our Pay Philosophy governs our officer compensation programs, and provides that the goals of our compensation programs are to:

•	Promote achievement of our business objectives and reinforce our strategies;

•	Align the interests of our named executive officers with those of our shareholders;

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Provide externally competitive and internally equitable compensation that rewards identifiable and measurable accomplishments and that delivers significant rewards for exceptional performance without creating incentive for the assumption of unnecessary or excessive risk; and

•	Promote retention of officers and non-officer executives who perform well.

Our compensation programs, as outlined in our Pay Philosophy, are managed so as to help communicate the Company’s desired results and to promote decisions and actions by our named executive officers that produce those results. Specifically, our Pay Philosophy states that our compensation programs should be characterized by the following attributes:

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Variability (i.e., performance-based) — a large portion of total compensation will be based on Company performance, recognizing the highly cyclical nature of our business and the need to maintain conservative compensation levels during business downturns. Salaries are to be generally maintained at competitive levels, with opportunities for significant upward shifts in total compensation to be provided by performance-based cash incentive compensation and long-term equity incentive awards;

•	Clarity — all relevant performance objectives for annual cash incentive compensation and long-term incentive programs will be clearly established and articulated;

•	Communicability — officers will be made aware of and fully understand their earnings potential for a given year and what specific actions and results are necessary to achieve that potential;

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Strategic Emphasis — compensation programs will include recognition of the roles that various elements of compensation play in attracting, retaining, and motivating employees, the performance aspects that each element is best suited to reward, and the needs of the Company and its officers that may warrant emphasis on specific elements of pay; and

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Risk Management — compensation programs will provide appropriate rewards for prudent risk taking, and will not create incentive for the assumption of unnecessary and/or excessive risks that would threaten the reputation or sustainability of the Company.

Our Board has implemented certain pay practices that we believe further align our compensation programs and practices with our Pay Philosophy and the interests of our shareholders, including the following:

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No Pledging or Hedging of Company Securities:    Our Policy on Insider Trading, which is posted under the Investor Relations link on our website, www.rtiintl.com, prohibits our directors and officers from holding RTI securities in a margin account or otherwise pledging RTI securities as collateral for a loan. In addition, our directors, officers, and employees are prohibited from engaging in transactions in put options, call options or other derivative securities on an exchange or in any other organized market.

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Executive Compensation Clawback Policy:    Our Executive Compensation Clawback Policy, which is posted under the Investor Relations link on our website, www.rtiintl.com, provides that if our Board determines that fraud, negligence or intentional misconduct by an officer of the Company was a significant contributing factor to our having to restate all or a portion of our financial statements, our Board has the right to cause the immediate forfeiture of any unvested equity compensation awarded to such officer to the extent permitted in the respective award agreement(s) and, during the two-year period following a cash incentive payment, to require reimbursement of any payout to the extent the payout would have been reduced due to such restatement.

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Stock Ownership Guidelines:    We have established stock ownership guidelines applicable to our executive officers, under which each participating officer has been asked to achieve certain stock ownership levels based on a percentage of base salary (calculated by award price or cost basis of the shares, as applicable). The current guidelines call for the following stock ownership goals:

CEO	5 times base salary
Executive and Senior Vice Presidents	3 times base salary

Under the guidelines, participants have five years from the implementation of the guidelines, or the application of a new ownership multiple (e.g. through hire or promotion), to accumulate sufficient equity through various means (including open market purchases, employee stock purchase plan purchases, stock option exercises, restricted stock ownership, and shares owned through 401(k) or Company savings plans), after which time Board discretion will be used to address situations where the applicable guidelines have not been achieved.

C. Elements of Named Executive Officer Compensation

Our Pay Philosophy is applied consistently among our named executive officers; however, the aggregate amount of compensation, and the allocation of compensation among salary, cash incentive compensation, and long-term equity incentive awards payable to our named executive officers does differ to some degree based on experience, strategic importance, level of responsibility and other position-specific factors. Our comprehensive compensation program consists of the following elements for our named executive officers:

•

Base Salary:    Base salary is paid to attract and retain qualified executives, to recognize consistent performance excellence over a number of years and to provide a base level of income regardless of fluctuations in Company performance. Base salaries are set within a pre-determined range, the midpoint of which is near the median of similar positions at appropriate comparator companies, and with a maximum near the 75th percentile of the comparator group. Individual base salaries and adjustments reflect a variety of individual factors, including the responsibilities and scope of the position, relevant experience, time in position, and individual performance as measured by the executive’s annual performance review.

•

Annual Cash Incentive Compensation Program:    The primary purpose of our annual cash incentive compensation is to motivate our named executive officers by recognizing attainment of Company performance against pre-determined financial goals and secondarily upon satisfaction of personal and team objectives. Our Pay Philosophy calls for annual cash incentive compensation for target performance as a percentage of base salary to be established near the median level for similar positions at appropriate comparator companies. After applying the objective formula set forth in the program, the Compensation Committee applies a cap of 150% of target to payouts unless an individual’s performance was extraordinary and resulted in the creation of significant shareholder value. Our Compensation Committee may exercise discretion and withhold cash incentive compensation payments where either individual performance criteria or overall Company performance has not been met, or conversely may pay cash incentive compensation to recognize exceptional individual performance when corporate performance may have been less than optimal, in order to retain valued executives.

•

Long-term Incentives:    Long-term incentive awards are designed specifically to reward increases in shareholder value as measured by RTI’s common stock price, as well as improvement in earnings per share. They also align the compensation of our named executive officers with those of our shareholders. Long-term incentive grants are currently made pursuant to the Company’s 2004 Stock Plan, and may be made in a combination of stock (restricted shares, performance shares, phantom stock, or non-restricted shares) and stock options. Target awards, as a percentage of salary, are determined with reference to comparator peer group data provided by Pay Governance. We believe this approach keeps compensation in-line with our peers and, more importantly, puts 60% or more of long-term incentive awards at risk if future performance is not achieved.

The total value of our long-term incentives is typically split as follows:

	Performance Share Awards	Restricted Shares (time-based vesting)	Stock Options
CEO	40%	40%	20%
Executive and Senior Vice Presidents	40%	35%	25%

Our stock options are designed to align the interests of our named executive officers with those of our shareholders, and have value only if our stock price increases over time. Options are granted at fair market value on the date of grant and vest ratably over a three-year period from the date of grant. We utilize time-based restricted share awards that vest ratably over five years from the date of grant as a retention tool for our named executive officers, and to provide externally competitive compensation. Grants of restricted stock also build the ownership of our named executive officers and address the cyclical nature of our business by providing stability to the program when markets are down.

Performance share awards provide for potential issuance of our common stock at the end of a three-year performance period if pre-established goals relating to total shareholder return (TSR) over the three-year period are achieved. TSR for these awards is defined as the share price appreciation of our common stock (plus any dividends accrued during the performance period), as compared to the collective TSR of a peer group of companies established by our Compensation Committee (the “Performance Award Peer Group”). The comparator companies comprising our Performance Award Peer Group are Board approved and communicated to the award recipients at the time of grant of the performance share award. Additional information, including the companies comprising the Performance Award Peer Group and threshold, target, and maximum performance goals, is set forth on pages 52-53 of this proxy statement.

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Health and Welfare Benefits:    We provide certain health and welfare benefits to our named executive officers that are not tied to any individual or corporate performance objectives, and are intended to be part of an overall competitive compensation program. Our named executive officers participate in these plans on the same terms as other eligible employees, subject to any regulatory limits on amounts that may be contributed by or paid to the named executive officers under such health and welfare plans.

•

Perquisites:    We restrict the issuance of perquisites to those that serve legitimate business functions. To that end, tax preparation and financial counseling advice, certain business-related club memberships utilized by the Company as a whole, and annual executive medical exams are permitted, while personal club memberships, automobile allowances, and other perquisites are disallowed. Perquisites, including relocation benefits provided to Ms. O’Connell, are discussed in greater detail in the footnotes to and narrative disclosure following the Summary Compensation Table on page 49 of this proxy statement.

•	Post-Employment Compensatory Arrangements:

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Pension Plan.    We have a qualified defined benefit pension plan that covers Ms. Hickton and Mr. Hull. Messrs. McCarley and Strome and Ms. O’Connell who each joined the Company after the pension plan was closed to new participants. The benefits are based on a formula that includes a percentage of the participant’s average monthly base salary multiplied by continuous years of service. See “Retirement Benefits” on page 56 of this proxy statement for a description of our defined benefit pension plan.

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Excess Benefit Plan.    We maintain an excess benefit plan that covers Ms. Hickton and Mr. Hull. The excess benefit plan is an unfunded, non-qualified defined benefit plan that provides additional retirement income in an amount equal to the difference between benefits that would have been received under the pension plan but for certain tax limitations imposed by the Internal Revenue Code and amounts actually payable under the pension plan. See “Retirement Benefits” on page 56 of this proxy statement for a description of our excess benefit plan.

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Supplemental Pension Program.    Our named executive officers participate in the supplemental pension program, an unfunded, non-qualified defined benefit plan. This plan entitles our executives to specified annual benefits based upon average annual cash incentive compensation and years of service if they retire after age 60, or prior to age 60 with 30 years of service with the Company’s consent. See “Retirement Benefits” on page 56 of this proxy statement for a description of our supplemental pension program.

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401(k) Plan.    Messrs. McCarley and Strome and Ms. O’Connell, who are not eligible to participate in the defined benefit pension plan, may participate in the Company’s 401(k) defined contribution employee savings and investment plan, in which the Company contributes 50% of the first 8% of an executive’s base salary and cash incentive compensation contributed by the executive, subject to applicable Internal Revenue Code limits. Other named executive officers who participate in the defined benefit pension plan may participate in the 401(k) plan up to applicable Internal Revenue Code limits, but will not receive Company matching contributions.

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Change in Control Severance Policy.    Each named executive officer is eligible to participate in our Executive Change in Control Severance Policy, which entitles them to a benefit equal to 2.0 times their annual base salary and bonus (2.5 for our Chief Executive Officer), in each case if the executive’s employment with the Company is terminated either by the Company other than for cause, death, or disability, or by the executive for good reason, within 24 months after a change in control of the Company (as defined therein). Also, upon such event the executive will be entitled to accelerated vesting of previously unvested stock-based long-term incentive awards, and the continuation of life, disability, and health insurance benefits for a specified period. During 2010, the Company discontinued, on a prospective basis, providing an excise tax “gross-up” payment pursuant to the policy. As such, Mr. McCarley, who joined the Company in 2010, and Ms. O’Connell, who joined the Company in 2013, are not entitled to receive a “gross-up” payment under the change in control severance policy.

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Non-Change in Control Severance Policy.    Each named executive officer is also eligible to participate in our Executive Non-Change in Control Severance Policy, which entitles the named executive officers to certain severance benefits in the event that the Company terminates the executive’s employment other than for cause, death, or disability outside of the context of a change of control, if the Company breaches the executive’s employment agreement in certain circumstances or if the Company reduces the executive’s base salary without the executive’s consent. See page 64 of this proxy statement for additional detail regarding these policies.

D. Overview of the Decision Making Process

Role of Compensation Consultant.    Our Compensation Committee reviews the compensation practices among peer companies to ensure the appropriateness of our compensation program design and compensation levels. Pay Governance LLC (“Pay Governance”), an independent consulting firm focused on delivering advisory services to compensation committees, was engaged in 2013 to report directly to our Compensation Committee as its independent compensation consultant to advise on compensation matters. Pay Governance was engaged to advise on compensation trends and best practices, plan design and the reasonableness of individual compensation awards, as well as proxy statement preparation and disclosure. Our Compensation Committee has historically considered the independence of Pay Governance as a compensation consultant, and has determined that no conflict of interest existed that would affect Pay Governance’s independence.

Pay Governance employed a benchmarking process as an assessment tool that compares elements of our compensation programs with those of other companies with similar characteristics. The purpose of the benchmarking process is to:

•	Understand the competitiveness of current pay levels relative to peer companies with similar revenues and business characteristics;

•	Understand the alignment between executive compensation levels and Company performance; and

•	Serve as a basis for developing salary adjustments and incentive awards for the Committee’s approval.

When advising our Compensation Committee on base salary and incentive compensation, Pay Governance used market compensation data from reputable compensation surveys such as Towers Watson representing general industry companies, and a more specific analysis of proxy disclosures from publicly-owned peer companies. The peer group was developed based on a set of characteristics that, at the end of 2012, included:

•	Annual revenues ranging from approximately $250 million to $2.0 billion;

•	Relevant Global Industry Classification System (GICS) codes representing industrial manufacturing companies; and

•	Asset-intensive companies similar to RTI.

The following companies comprise the 2013 compensation peer group (the “2013 Peer Group”):

AMCOL International Corp.	Ducommun Inc.	Kaydon Corp. (since acquired	Olympic Steel Inc.
Ceradyne, Inc. (since acquired	Eagle Materials Inc.	by SKF Group)	Titanium Metals Corp. (since
by 3M Company)	Esterline Technologies Corp.	LMI Aerospace Inc.	acquired by Precision
Carpenter Technology Corp.	Haynes International Inc.	Materion Corporation	Castparts Corp.)
Castle (AM) & Co.	Horsehead Holding Corp.	Myers Industries Inc.	Universal Stainless & Alloy
Dril-Quip Inc.		NN Inc.	Products, Inc

In January 2013, the Committee added Carpenter Technology Corp. and deleted Texas Industries, Inc. because of their respective sizes when compared to the size of the Company. Pay practices of the 2013 Peer Group were analyzed with respect to base salary, target annual cash incentive opportunities, and long-term incentives. The 2013 peer group data was supplemented by broader general industry data from the compensation surveys to facilitate the evaluation of compensation levels and design. When survey data was used, the base salary data was sized accordingly based on the revenue responsibilities of the named executive officer using regression equations provided by the survey.

Using this peer group benchmarking approach, Pay Governance presented ranges of base salary, target annual cash incentive payments as a percentage of salaries, and target long-term incentives as a percentage of salaries for each of our named executive officers to our Compensation Committee.

Process for Establishing Base Salary and Long-Term Incentive Awards.At its January 2013 meeting, our Compensation Committee reviewed and considered recommendations of our CEO and information presented by Pay Governance with respect to the other executive officers relating to base salary and then, with the assistance of the Chairman of the Board, reviewed the performance of our CEO. Our Compensation Committee also reviewed tally sheets summarizing each named executive officer’s current compensation, aggregate stock holdings and benefits. The overall purpose of the tally sheets is to bring together, in one place, all elements of compensation, including compensation obligations upon various termination scenarios, so our Compensation Committee can analyze both the individual elements of compensation (including the compensation mix) as well as total compensation. After discussing potential payments in executive session with our Board, with and without our CEO present, our Compensation Committee made a final determination as to base salaries for 2013 and awards of 2013 long-term, equity-based compensation, in each case consistent with our Pay Philosophy.

Process for Establishing 2013 Annual Incentive Compensation Program.In January 2013, our Compensation Committee reviewed the annual incentive compensation program designed by Pay Governance, which was similar to the 2011 and 2012 programs utilized by our Compensation Committee, and decided to continue to refer to this program, with slight modifications, as the basis for awarding 2013 annual incentive compensation. The 2013 annual incentive program (the “2013 Program”) was designed as a performance-based program, with achievement benchmarked against

Company-wide financial goals, team objectives, and personal objectives. Our Compensation Committee retained discretion to adjust the final awards in light of various factors including unplanned or unintended Company gains or losses or extraordinary events, unplanned events outside of the control of management, changes in accounting standards and changes in shareholder value, and determined that final payments in excess of 150% of target would be made only if management’s performance had been exemplary and significant shareholder value was created. Our Compensation Committee considered the recommendations of the CEO and determined that the three primary performance measures would be Company operating income, return on invested capital, and managed working capital as a percentage of sales. Specific targets for each of these performance measures were established by the Committee and approved by the Board based upon consideration of our annual operating plan, historic actual performance, potential one-time items, and the current economic environment. In addition, team and individual performance goals were set for each officer based on recommendations from the CEO and input from our Compensation Committee and Board.

Between December 2013 and January 2014, our CEO reviewed the performance of our other named executive officers against the 2013 Program goals and objectives and presented the Company’s 2013 accomplishments in each segment and how such achievements were aligned to the Company’s long-term strategic plan to our Compensation Committee. Our CEO also presented an assessment of each named executive officer’s achievement against the pre-established financial goals, team objectives, and personal objectives.

At its January 2014 meeting, our Compensation Committee reviewed and considered the recommendations of our CEO and information presented by Pay Governance with respect to the other executive officers and then reviewed the performance of our CEO in the same manner that the CEO evaluated the other executive officers. The Compensation Committee discussed the potential payments in Executive Session with the Board, with and without the CEO present. The Committee then made the final determination as to incentive compensation payments for 2013 performance, consistent with our Pay Philosophy, which is discussed in Section E below.

E. Analysis of Compensation Awards for Our Named Executive Officers

Base Salary.    Salaries earned by our named executive officers for 2011, 2012, and 2013 are set forth in the Summary Compensation Table located on page 49 of this proxy statement. In January 2013, our Compensation Committee determined to increase base salaries for each of our named executive officers as set forth below, effective January 27, 2013.

Named Executive Officer	Annualized 2012 Base Salary	New Base Salary Effective January 27, 2013	Percentage Increase
Dawne S. Hickton	$620,000	$650,000	4.84%
William T. Hull	$325,000	$338,000	4.00%
James L. McCarley	$415,000	$475,000	14.46%
Patricia A. O’Connell	$—	$430,000	—
William F. Strome	$350,000	$364,000	4.00%

The increase was premised upon a review of comparative market data on base salary ranges provided by Pay Governance, which took into account the increase in the size of the Company as a result of its acquisitions over the preceding year, and the prevalence of merit increases across industries. In making this determination, our Compensation Committee considered each named executive officer’s experience in the position, the amount of the increase of the salary level over the current compensation, relative internal positioning, and individual performance and contribution to the Company. Mr. McCarley’s increase was proportionately larger in response to his strong performance since joining the Company in 2010, as well as the prevailing market data.

Annual Incentive Compensation.    Annual incentive compensation target amounts were established as a percentage of each named executive officer’s base salary. For 2013, the target cash incentive compensation amounts were as follows:

Named Executive Officer	Target Cash Incentive Compensation (as percentage of base salary)
Dawne S. Hickton	75%
William T. Hull	50%
James L. McCarley	60%
Patricia A. O’Connell	60%
William F. Strome	50%

So as to enhance the pay-for-performance alignment of the program, as well as the clarity and communicability to management of opportunities and expectations, the Compensation Committee has, with the assistance of Pay Governance, implemented a formulaic annual incentive program. Our Pay Philosophy continues to provide the Committee with discretion to adjust awards accordingly to reflect such things as business or economic conditions or shareholder value creation or lack thereof. At its January 2013 meeting, the Committee approved pre-established performance goals for three Company financial metrics: operating income; managed working capital as a percentage of sales; and return on invested capital (“ROIC”). In addition, pre-established team and individual personal objectives in support of our overall corporate strategy were established. The following table illustrates the weightings for the performance metrics under the 2013 Program.

Weighting Metric	CEO	Other NEOs
Operating income	25%	20%
Managed working capital as a percentage of sales	25%	20%
ROIC	25%	20%
Team and Individual Personal Objectives	25%	40%

A formal performance range around each performance goal was established to determine the payout for varying levels of actual performance. Our Compensation Committee determined that, given the cyclicality of the industry, which directly impacts Company results, wide performance ranges resulting in a more gradual payment curve would be appropriate. For each financial metric, performance between 50% of target and 150% of target would result in suggested payouts to range between 50% of target and 200% of target, in line with typical market design for companies in cyclical industries. In evaluating each team and individual personal objective, credit would be determined as follows: 50% for threshold performance, 75% partially achieving performance, 100% for achieving the objective, 150% for partially exceeding the objective, and 200% for maximum performance.

The Compensation Committee carefully analyzed the appropriate performance goals for the three financial metrics. The primary reference for establishing financial goals has been the Company’s annual operating plan. For 2013, the Company’s annual operating plan reflected a 10% improvement in managed working capital as a percentage of sales over 2012 and a significant increase in operating income. The Company’s performance in 2013 resulted in the achievement of its operating income and ROIC goals, although it did not achieve threshold performance with respect to managed working capital as a percentage of sales. The following table summarizes the actual 2013 performance relative to the pre-established performance goals for the three financial metrics:

Financial Metric	Target Performance Goal	Actual 2013 Performance (1)	Performance Against Target
Operating Income	$77.1 million	$77.1 million	100%
Managed Working Capital as a Percentage of Sales (2)	53.7%	61.5%	87%
Return on Invested Capital (3)	6.8%	6.8%	100%

(1)

The named executive officers were paid using the preliminary performance results reflected in this table. Final 2013 performance resulted in an increase in operating income to $77.4 million rather than $77.1 million. The performance results in this column also do not reflect a goodwill impairment charge related to RTI Remmele Medical that was subsequently taken against the Company’s 2013 financial results. Pursuant to the terms of our 2013 Program, this goodwill impairment charge would not be taken into account in calculating actual performance metrics as it is an unplanned extraordinary event.

(2)	Managed Working Capital as Percentage of Sales equals (Trade Accounts Receivable + Costs in Excess of Billings + Inventory – Accounts Payable – Billings in Excess of Costs – Unearned Revenue) ÷ Net Sales

(3)	Return on Invested Capital equals NOPLAT ÷ Invested Capital at January 1, 2013. NOPLAT equals Operating Income plus intangible amortization, less taxes at a standard 35% rate. Invested Capital equals the total of the Company’s Long-term Debt and Shareholders Equity less Net Deferred Tax Assets, Cash and Cash Equivalents, Short-term Investments, Marketable Securities, and discontinued operations (RTI Pierce Spafford and RTI Connecticut).

All of the shared short-term team objectives, which are designed to touch upon various aspects of the Company’s operations and business that the Committee has determined are key areas for the Company’s continued growth and development, were achieved, and in fact performance exceeded the target for all but one goal. Further, all individual personal objectives were achieved at least at a threshold level. The following tables summarize the named executive officer’s performance against the shared team and individual personal objectives.

Team Objectives

Shared Team Objective	Performance
Achieve RTI’s safety objectives	Maximum Performance
Meet commercial and production milestones for electron beam furnace qualification plan	Maximum Performance
Identify and substantially compete one key acquisition consistent with the Company’s 2017 Strategic Plan	Partially Exceeded
Initiate strategic actions to expand RTI’s products, services, and investor awareness of the RTI Energy markets	Partially Exceeded
Continue Remmele A&D integration	Achieved

Individual Personal Objectives

Dawne S. Hickton — Vice Chair, President and Chief Executive Officer

Focus on ROIC corporate-wide and develop longer-term strategy for year-over-year improvement	Achieved
Develop long-term (24 months) strategy to improve inventory management	Achieved
Develop senior executive contacts with key energy business customers while simultaneously minimizing external travel	Achieved

James L. McCarley — Executive Vice President-Operations

Realize operational synergies between RTI Advanced Forming Ltd. and RTI Advanced Forming, Inc.	Partially Achieved
Realize operational synergies from the merger of the Titanium and the former Distribution group	Partially Achieved
Achieve target on-time in full deliveries for key customer product lines	Partially Achieved
Improve the consolidated inventory days performance	Threshold Performance
Actively participate in at least one investor-based interaction	Achieved

Patricia A. O’Connell — Executive Vice President-Commercial

Meet and establish commercial relationships with strategic customers	Achieved
Hold strategic meetings with all key members of the management	Achieved
Complete a talent assessment of the commercial organization and have new structure in place by year-end for first line of reports	Achieved
Bring two new technology and innovation products to market	Achieved
Finalize UTC long-term agreement by Paris Airshow	Achieved

William T. Hull

Design and implement consistent inventory policies, procedures, and practices across the organization that are consistent with GAAP and internal control practices	Achieved
Develop a standardized cost reduction measurement process that sets goals for year-over-year cost savings and tracks progress of identified projects across the organization	Achieved
Jointly implement enterprise resource planning strategy with IT and Operations to provide medium and long-term operation and support function efficiencies to the organization	Achieved
Attend an executive-level formalized program for strategic leadership communications	Achieved

William F. Strome

Evaluate and restructure Investor Relations function	Achieved
Implement new travel policy designed to upgrade expense reporting, reimbursement process, monitoring, and negotiating group rates	Achieved
Develop more formal approach to public relations/marketing and put in place a process or system to coordinate internal communications, external communications and commercial initiatives	Achieved
Complete one accretive acquisition during 2013	Partially Exceeded
Conduct survey and issue requests for proposal to at least three nationally recognized insurance brokerage firms and select one such firm to serve as RTI’s broker for next several years	Achieved

The table below sets forth the target cash incentive compensation amounts, the amounts earned and payable under the 2013 Program, and the actual cash incentive compensation paid for performance in the 2013 fiscal year:

Named Executive Officer	Target Cash Incentive Compensation	Earned Cash Incentive Compensation	Actual Cash Incentive Compensation Awarded
Dawne S. Hickton	$487,500	$411,450	$411,450
William T. Hull	$169,000	$157,677	$125,000
James L. McCarley	$285,000	$247,950	$247,950
Patricia A. O’Connell	$258,000	$237,360	$237,360
William F. Strome	$182,000	$171,080	$171,080

Based upon these performance results, and applying the weightings and methodology of the 2013 Program as discussed above, the calculated annual incentive payouts were determined by the Compensation Committee to be between 74% and 94% of target payout. Negative discretion was exercised with respect to Mr. Hull’s award due to the Company’s restatement of previously published financial statements.

Long-term incentive awards.    Long-term equity-based incentives award grants were made in January 2013. Consistent with our Pay Philosophy and 2013 Peer Group data compiled by Pay Governance, 2013 long-term awards were made at 10% higher target levels due to the Company’s above-target performance in 2012.

	2013 Target Equity Award as a Percentage of Salary	Modifier to Reflect Improved 2012 Performance	2013 Award Value as Percentage of Base Salary Awarded
Dawne S. Hickton	170%	10%	187%
William T. Hull	80%	10%	88%
James L. McCarley	105%	10%	116%
Patricia A. O’Connell	100%	10%	110%
William F. Strome	80%	10%	88%

In each case, awards consisted of time-based restricted stock, stock options, and performance shares. For additional information regarding the specific awards received and the amounts of such awards, see the “Grants of Plan-Based Awards Table” and accompanying narrative beginning on page 50 of this proxy statement.

F. Changes in Compensation for 2014

During the Compensation Committee’s meeting in January 2014, salary recommendations for the named executive officers were reviewed, discussed, and determined for 2014 as follows:

	Annualized 2013 Base Salary	New Base Salary Effective February 2014	Percentage Increase
Dawne S. Hickton	$650,000	$690,000	6.15%
William T. Hull	$338,000	$338,000	0.00%
James L. McCarley	$475,000	$500,000	5.26%
Patricia A. O’Connell	$430,000	$440,000	2.33%
William F. Strome	$364,000	$375,000	3.02%

Based on the comparative market data reviewed, performance in 2013 and expectations for 2014 performance, our Compensation Committee believes these salaries to be appropriate for 2014 and consistent with our Pay Philosophy.

Also in January 2014, the Committee reviewed the target award values for long-term incentives for our named executive officers and made grants for the named executive officers at 110% of target due to the improved year-over-year performance of the Company, the attainment of the highest revenues in the Company’s history, and the achievement of the highest operating income (excluding the effect of the goodwill impairment charge related to RTI Remmele Medical) in seven years.

	2013 Target Equity Award Value as a Percentage of Salary	2014 Target Equity Award Value as a Percentage of Salary	Modifier to Reflect Improved 2013 Performance	Total Equity Award Value as a Percentage of Salary
Dawne S. Hickton	170%	170%	10%	187%
William T. Hull	80%	80%	10%	88%
James L. McCarley	105%	105%	10%	116%
Patricia A. O’Connell	100%	100%	10%	110%
William F. Strome	80%	80%	10%	88%

The Compensation Committee also adjusted the Company’s 2013 Peer Group primarily to add new companies in light of industry consolidation. The revised peer group for 2014 compensation purposes, which consists of 20 companies, added Woodward, Inc., Kaiser Aluminum Corporation, Barnes Group, Inc., RBC Bearings, Inc., Hexcel Corporation and Quaker Chemical Corporation.

In addition, the Compensation Committee added a second performance metric to its performance share award program. The 2014-16 performance share award program provides for the issuance of common shares of Company stock at a future date in the event the Company achieves one or both performance goals. Fifty percent (50%) of the target award will continue to be determined by the Company’s relative TSR performance. The remaining fifty percent (50%) of the target award will be determined by the Company’s year-over-year earnings per share from continuing operations growth (“EPS Growth”) achieved during the performance period, computed by dividing net income (loss) from continuing operations by the weighted-average of all potentially dilutive shares of Company common stock that were outstanding during the periods presented, as reflected in the Company’s Annual Report on Form 10-K as filed with the SEC. Recipients will have the ability to earn one-half of the EPS Growth metric target award based on the average EPS Growth over the first two years, and one-half of the EPS Growth metric target award based on EPS Growth in the third year; provided, however, that no shares will be paid under the award until the end of the performance period.

Tax Considerations

Our Compensation Committee considers the impact of the applicable tax laws with respect to executive compensation. In certain circumstances, applicable tax laws impose potential penalties on compensation or result in a loss of deduction to the Company for such compensation. Participation in and compensation paid under our plans, contracts, and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A of the Internal Revenue Code. While we intend for our plans, contracts, and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that our plans, contracts, and compensation arrangements fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

With certain exceptions, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation.” Our Compensation Committee reserves the right to provide both market and performance-based compensation to covered employees. Certain awards, such as stock options, are intended to qualify for deduction under Section 162(m). Other types of awards, such as restricted shares, however, may not qualify for the performance-based exception, and therefore may not be deductible under Section 162(m). Our annual cash incentive compensation program is not intended to qualify for deduction under Section 162(m). While our Compensation Committee considers the tax impact of any compensation arrangement, it reserves the right to approve non-deductible compensation that is consistent with the overall Pay Philosophy of our Company.

If a change in control of our Company results in the payment of severance or the accelerated vesting of equity-based awards, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code. A disqualified individual can be subject to a 20% excise tax on excess parachute payments and the Company can be denied a tax deduction. Our Executive Change in Control Severance Policy discussed above provides that if it is determined any payment or benefit thereunder would constitute an excess parachute payment, our Company will pay a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after the application of any excise taxes will be equal to such payments or distributions. Gross-up payments will not be deducted by our Company. Although gross-up benefits in connection with the excise tax on excess parachute payments were eliminated in 2010 on a going forward basis for new executives, such payments may be made to persons covered by the policy prior to 2010.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)(4)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Dawne S. Hickton	2013	$646,538	—	$899,054	$228,834	$411,450	$524,077	$20,790	$2,730,743
Vice Chair, President and	2012	617,692	—	699,227	177,367	616,590	776,081	19,241	2,906,198
Chief Executive Officer	2011	598,269	—	781,021	199,361	675,000	632,212	20,667	2,906,530
William T. Hull	2013	336,500	—	207,481	70,560	125,000	103,865	—	843,406
Senior Vice President and	2012	323,846	—	183,346	62,081	205,563	163,718	—	938,554
Chief Financial Officer	2011	313,846	—	203,763	69,296	233,100	125,908	—	945,913
Patricia A. O’Connell	2013	396,923	$100,000	1,095,066	93,358	237,360	6,251	381,637	2,310,595
Executive Vice President of
Commercial
James L. McCarley	2013	468,077	—	373,283	95,018	247,950	55,265	8,750	1,248,343
Executive Vice President of	2012	413,269	—	310,760	78,836	307,266	37,550	8,500	1,156,181
Operations	2011	398,846	—	347,095	88,597	345,600	14,271	5,586	1,199,995
William F. Strome	2013	362,385	—	223,445	75,983	171,080	75,162	8,750	916,805
Senior Vice President of	2012	348,846	—	178,059	60,300	219,450	58,844	8,500	873,999
Finance and Administration	2011	338,846	—	220,448	74,970	244,120	36,226	8,250	922,860

(1)	Ms. O’Connell was hired January 14, 2013. Mr. Strome will retire from the Company effective April 15, 2014.

(2)	Cash compensation paid to Ms. O’Connell as a signing bonus.

(3)	Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of estimated forfeitures), of restricted stock, performance shares, and option awards issued by the Company during the years presented. The grant date fair value of restricted stock awards is based on the average of the high and low market prices on the date of grant. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value, if any, that a named executive officer may realize upon exercise of stock options will depend on the excess of the stock option price over the exercise price on the date of exercise. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The grant date fair value of the performance share awards granted was calculated using a Monte Carlo model which incorporates the market-based performance conditions within the grant. The assumptions used in determining the grant date fair values of the 2013 awards are set forth in Note 16 to the Company’s Consolidated Financial Statements, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014.

(4)	The grant date fair value of the performance share awards included in this column was calculated based on the probable outcome of the performance condition, as determined at the grant date. The 2013 grant date fair value of the performance share awards, if they were calculated at the maximum payout for each of the named executive officers, would have been: Ms. Hickton: $870,608; Mr. Hull: $214,780; Ms. O’Connell: $355,234; Mr. McCarley: $361,468; and Mr. Strome: $231,270.

(5)	Cash incentive compensation earned by the named executive officers for their performance in accordance with the 2011 annual cash incentive program, the 2012 Program and the 2013 Program.

(6)	Reflects the increase during the year presented in actuarial present values of each named executive officer’s accumulated benefits under the Pension Plan for Eligible Salaried Employees, the Supplemental Pension Plan and Excess Benefit plans. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s Consolidated Financial Statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014. There are many assumptions that are used to determine the present value of accumulated benefits, with interest rates (i.e. discount rates) being one of the key assumptions. A decrease in the interest rate (as the Company has experienced in each of the years presented) generally increases the present value of pension benefits. The degree of change in the present value depends on the age of the employee, when the benefit payments are projected to begin, and how long the benefits are expected to last.

(7)	Represents the aggregate incremental cost to the Company with respect to the perquisites and other personal benefits provided to the named executive officer in each year presented. See the “All Other Compensation Table” on page 50 of this proxy statement for further information on perquisites and other personal benefits provided to the Company’s named executive officers.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table:

Name	Year	Perquisites (1)	Relocation Benefits (2)	Tax Reimbursements (3)	Insurance Premiums	Company Contributions to DC Plans (4)	Severance Payments/ Accruals	Change in Control Payments/ Accrual	Total
Dawne S. Hickton	2013	$20,790	N/A	N/A	N/A	$—	N/A	N/A	$20,790
	2012	19,241	N/A	N/A	N/A	—	N/A	N/A	19,241
	2011	20,667	N/A	N/A	N/A	—	N/A	N/A	20,667
William T. Hull	2013	—	N/A	N/A	N/A	—	N/A	N/A	—
	2012	—	N/A	N/A	N/A	—	N/A	N/A	—
	2011	—	N/A	N/A	N/A	—	N/A	N/A	—
Patricia A. O’Connell	2013	—	248,583	124,304	N/A	8,750	N/A	N/A	381,637
	2012	—	N/A	N/A	N/A	—	N/A	N/A	—
	2011	—	N/A	N/A	N/A	—	N/A	N/A	—
James L. McCarley	2013	—	N/A	N/A	N/A	8,750	N/A	N/A	8,750
	2012	—	N/A	N/A	N/A	8,500	N/A	N/A	8,500
	2011	—	N/A	N/A	N/A	5,586	N/A	N/A	5,586
William F. Strome	2013	—	N/A	N/A	N/A	8,750	N/A	N/A	8,750
	2012	—	N/A	N/A	N/A	8,500	N/A	N/A	8,500
	2011	—	N/A	N/A	N/A	8,250	N/A	N/A	8,250

(1)	Amounts show the aggregate incremental cost to the Company in 2013 for all perquisites and personal benefits for the listed individuals in the event that such amounts exceeded $10,000 in the aggregate. Perquisites and personal benefits for 2013 consisted of (i) annual tax preparation and financial counseling services for each named executive officer, and (ii) annual executive physical examination and diagnostic services at a designated medical facility. In addition, Ms. Hickton maintains business-related club memberships which are used by the Company as a whole. Unless a dollar amount is included in this footnote, none of these benefits exceeded the greater of $25,000 or 10% of the total amount of these benefits for the listed individuals, and as such are not separately quantified.

(2)	Reflects the Company’s payment of relocation benefits pursuant to the Company’s relocation policy related to Ms. O’Connell’s move to Pittsburgh upon joining the Company. Such amounts include $88,000 for the relocation service provider’s loss on the sale of Ms. O’Connell’s residence and $45,720 in brokers’ commission.

(3)	Reflects the Company’s reimbursement of tax payments made related to Ms. O’Connell’s relocation benefits.

(4)	Reflects the Company’s 401(k) matching contribution for the named executive officer. Messrs. McCarley and Strome and Ms. O’Connell are the only named executive officers participating in the Company’s defined contribution 401(k) plan who received matching contributions.

Grants of Plan-Based Awards Table- 2013

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Non- Equity Rights (#)	Estimated Future Payouts Under Equity Incentive Plan Awards($) (2)			All Other Stock Awards: Number of Shares of Stock or Units(#) (3)	All Other Option Awards: Number of Securities Underlying Options(#) (4)	Exercise or Base Price of Option Awards ($/sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name			Threshold	Target	Maximum		Threshold	Target	Maximum
Dawne S. Hickton	1/25/2013	1/25/2013	243,750	487,500	975,000	—	—	—	—	—	—	$—	$—
	1/25/2013	1/25/2013	—	—	—	—	5,306	10,612	21,224	—	—	—	435,304
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	—	14,474	29.13	228,834
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	15,920	—	—	463,750
William T. Hull	1/25/2013	1/25/2013	84,500	169,000	338,000	—	—	—	—	—	—	—	—
	1/25/2013	1/25/2013	—	—	—	—	1,309	2,618	5,236	—	—	—	107,390
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	—	4,463	29.13	70,560
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	3,436	—	—	100,091
Patricia A. O’Connell	1/25/2013	1/25/2013	129,000	258,000	516,000	—	—	—	—	—	—	—	—
	1/25/2013	1/25/2013	—	—	—	—	2,165	4,330	8,660	—	—	—	177,617
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	—	5,905	29.13	93,358
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	31,495	—	—	917,449
James L. McCarley	1/25/2013	1/25/2013	142,500	285,000	570,000	—	—	—	—	—	—	—	—
	1/25/2013	1/25/2013	—	—	—	—	2,203	4,406	8,812	—	—	—	180,734
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	—	6,010	29.13	95,018
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	6,610	—	—	192,549
William F. Strome	1/25/2013	1/25/2013	91,000	182,000	364,000	—	—	—	—	—	—	—	—
	1/25/2013	1/25/2013	—	—	—	—	1,409	2,819	5,638	—	—	—	115,635
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	—	4,806	29.13	75,983
	1/25/2013	1/25/2013	—	—	—	—	—	—	—	3,701	—	—	107,810

(1)	Potential threshold, target and maximum payments to the named executive officers pursuant to the 2013 Program. Our 2013 Program pays from 0% to 200% of the target award based on performance against predetermined metrics, although the award payout is generally capped at 150% of target unless significant shareholder value is created during the performance period.

(2)	Reflects the number of shares underlying performance share awards granted in 2013 to the named executive officers. Performance share awards earn shares of the Company’s common stock in amounts ranging from 0% to 200% of the target number of shares based upon the total shareholder return of the Company compared to a designated peer group over a pre-determined performance period.

(3)	Shows the number of shares of restricted stock granted in 2013 to the named executive officers. These awards vest ratably in five equal annual installments beginning one year after the grant date. The number of shares for Ms. O’Connell includes 25,000 shares of restricted stock that were granted in connection with her joining the Company, which will vest in two equal installments beginning one year after the grant date.

(4)	Reflects the number of shares underlying stock option awards granted in 2013 to the named executive officers. These awards vest ratably in three equal annual installments beginning one year after the grant date.

(5)	Represents the exercise price for the stock options granted, which is determined based on the average of the high and low market prices of our common stock on the date of grant.

(6)	Represents the grant date fair value of the award determined in accordance with the FASB’s authoritative guidance. The grant date fair value for restricted stock awards is based on the average of the high and low market prices on the date of grant. The grant date fair value for stock option awards is based on the Black-Scholes option pricing model. The actual value, if any, that a named executive officer may realize upon exercise of stock options will depend on the excess of the stock price over the base value on the date of exercise. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The grant date fair value of the performance share awards granted was calculated using a Monte Carlo model, which incorporates the market-based performance conditions within the grant. The assumptions used in determining the grant date fair value of these awards are set forth in Note 16 to the Company’s Consolidated Financial Statements, which are included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014.

The tables above summarize the total compensation paid to or earned by each of our named executive officers for the fiscal year ended December 31, 2013. The narrative below describes current employment agreements and material employment terms with each of our named executive officers, as applicable, and provides additional information with respect to the compensation components set forth in the above tables.

Employment Agreements

The Company entered into amended and restated letter agreements with each named executive officer on December 31, 2008, with the exception of Mr. McCarley who joined the Company in 2010 and Ms. O’Connell, who joined the Company in 2013. These letter agreements, as amended and restated, supersede any previous agreements in place between the named executive officers and the Company with respect to their employment.

Except as described below, each of the five letter agreements is identical. In each case the named executive is employed by the Company for an initial three-year term, which is automatically extended for additional one year periods thereafter until the executive attains age 65 unless either the Company or the executive gives prior notice that the agreement will not be extended. The Company may terminate an agreement at any time for any reason, including “cause” as defined (see page 62 of this proxy statement for the definition). If employment is terminated for “cause” he or she will be entitled to no further compensation other than accrued and unpaid base salary as of the date of termination. If employment is terminated other than for cause and not in connection with a “change in control” of the Company, then the Company’s Executive Non-Change in Control Severance Policy, as described on page 64 of this proxy statement, governs. If employment is terminated other than for cause and in connection with a “change in control” of the Company, then the Company’s Executive Change in Control Severance Policy, as described on page 63 of this proxy statement, will control. Due to the Company’s proactive revision to the Executive Change in Control Severance Policy, described on page 41, neither Mr. McCarley nor Ms. O’Connell will be entitled to receive any “gross-up” payments under the Executive Change in Control Severance Policy for any excise tax imposed by Section 4999 of the Internal Revenue Code.

Payment under each letter agreement is predicated on the named executive officer adhering to the non-competition and non-solicitation provisions set forth in each agreement for a period equal to the longer of 12 months (24 months in the case of Ms. Hickton) after termination of employment or the period during which severance benefits are received.

Under the letter agreements, each named executive officer will be paid the annual salary set forth therein, subject to increases from time to time at the discretion of our Board. Each named executive officer is also eligible to receive annual cash incentive compensation as determined by our Board consistent with our Pay Philosophy, and will be eligible to participate in the Company’s stock incentive plans. Each named executive officer is also entitled to paid vacation and other benefits in accordance with our existing policies and future applicable employee benefit programs including RTI’s Supplemental Pension and Excess Benefit plans, as they may be amended from time to time. For further information regarding RTI’s Supplemental Pension and Excess Benefit plans, see page 57 of this proxy statement.

Awards under the 2004 Stock Plan

The Company’s 2004 Stock Plan permits the granting of awards, which may be made in a combination of stock (restricted share awards, performance shares, phantom stock or non-restricted shares) and stock options. The Company utilizes a mix of incentive stock options, restricted share awards, and performance share awards, with each vesting over time.

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Stock Options:    Incentive stock options were granted to the Company’s named executive officers as set forth in the Grant of Plan Based Awards Table above. The term of the options are ten years from the date of the grant, and vests ratably over a three-year period on each anniversary of the date of grant. See “Potential Payments Upon Termination or Change in Control” beginning on page 58 of this proxy statement for a description of the effects of employment termination or a change in control on stock option awards.

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Restricted Shares:    Shares of restricted stock were granted to the Company’s named executive officers on January 25, 2013 as set forth in the Grant of Plan Based Awards Table above, and to the Company’s non-employee directors as set forth in the Director Compensation Table on page 65 of this proxy statement. Restricted shares vest ratably over a five-year period on each anniversary of the date of grant. See “Potential Payments Upon Termination or Change in Control” beginning on page 58 of this proxy statement for a description of the effects of employment termination or a change in control on restricted share awards.

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Performance Shares:    Performance share award grants were made on January 25, 2013 to all named executive officers at a target level as set forth in the Grant of Plan Based Awards Table above. Vesting is performance-based and occurs, if at all, following the end of the three-year performance period (the “performance period”) on the date the Compensation Committee determines the Company’s actual performance for the performance period. See “Potential Payments Upon Termination or Change in Control” beginning on page 58 of this proxy statement for a discussion of the effects of termination or a change in control on performance share awards. Performance share award payouts are based on the Company’s TSR for the performance period, defined as the share price appreciation of our common stock plus dividends accrued as measured during the performance period, compared to the TSR of the Performance Award Peer Group. The starting and ending points for calculating TSR are the average closing stock price of our common stock for the five trading days prior to the start or end date, as applicable.

The following table sets forth the correlation of performance shares earned as a percentage of target award, based on our TSR results compared to the Performance Award Peer Group:

If Company TSR is:	Performance Shares earned as a percentage of Target Award will be:
less than the 30th percentile of the peer group TSR	0%
greater than or equal to the 30th percentile and less than the 50th percentile of the peer group TSR	50.00% to 99.99% (1)
equal to the 50th percentile of the peer group TSR	100.00% (Target Award)
greater than 50th percentile, less than the 75th percentile of peer group TSR	100.00% to 199.99% (2)
greater than or equal to the 75th percentile of the Peer Group TSR	200.00% (Maximum Award)

(1)	The Performance Shares earned as a percentage of the Target Award will be computed by adding 50% to a percentage determined as follows: (A)(i) the TSR as a percentile of the Performance Award Peer Group TSR index less 30% divided by (ii) 20%; multiplied by (B) 50%.

(2)	The Performance Shares earned as a percentage of the Target Award will be computed by adding 100% to a percentage determined as follows: (A)(i) the TSR as a percentile of the Performance Award Peer Group TSR index less 50% divided by (ii) 25%; multiplied by (B) 100%.

Interpolation is used to determine actual awards earned as a percentage of Target Award.

Our Compensation Committee establishes the Performance Award Peer Group at the grant date, and has the ability to adjust the members of the peer group in response to a change in circumstances that results in a member of the peer group no longer satisfying the criteria for which it was originally selected, for example, where a member of the peer group is acquired by another company, sells a portion of its business, is delisted, or files for bankruptcy. The companies included in the Performance Award Peer Group for the 2013 and 2012 performance share award programs are as follows:

Performance Award Peer Companies	2013	2012
Allegheny Technologies, Inc.	✓	✓
AMCOL International Corp.	✓	✓
Carpenter Technology Corp.	✓	✓
Castle (AM) & Co.	✓	✓
Ceradyne Inc. (1)		✓
CPI Aerostructures	✓	✓
Dril-Quip, Inc.	✓	✓
Ducommun Inc.	✓	✓
Eagle Materials	✓	✓
Esterline Technologies Corp.	✓	✓
Haynes International Inc.	✓	✓
Horsehead Holding Corp.	✓	✓
Kaydon Corporation (2)	✓	✓
LMI Aerospace Inc.	✓	✓
Materion Corporation	✓	✓
Myers Industries Inc.	✓	✓
NN Inc.	✓	✓
Olympic Steel Inc.	✓	✓
Reliance Steel & Aluminum Company	✓	✓
Texas Industries Inc.		✓
Titanium Metals Corp. (3)		✓
Triumph Group, Inc.	✓	✓
Universal Stainless & Alloy Products, Inc.	✓	✓

(1)	Acquired by 3M Company

(2)	Acquired by SKF Group

(3)	Acquired by Precision Castparts Corp.

The 2013 Performance Award Peer Group is comprised of the same companies as constituted our 2013 Peer Group, listed on page 42 of this proxy statement, except that five business competitors- Allegheny Technologies Inc., Carpenter Technology Corp., CPI Aerostructures, Reliance Steel & Aluminum Co. and Triumph Group, Inc. were added to the Performance Award Peer Group as they are appropriate for evaluating total shareholder return for incentive purposes, but are inappropriate, given their size (too large or too small), for use in establishing pay levels.

The performance share award agreements contain a specific clawback provision in which the named executive officers agree that if our Board determines that any fraud, negligence, or intentional misconduct by an officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, our Compensation Committee has the right to cause the immediate forfeiture of the award or, during the two year period following any payout, to require reimbursement of any payout in the event the payout would have been reduced due to such restatement.

Cash Incentive Compensation Awards

Consistent with our Pay Philosophy, annual cash incentive compensation for target performance against short-term objectives and/or other strategic milestones or operational goals are established near the median of that for similar positions at appropriate comparator companies. Our Compensation Committee has discretion to pay or not pay cash incentive compensation to a particular officer, based on his or her individual performance, regardless of the level of corporate performance. See page 37 of this proxy statement under “Compensation Discussion and Analysis” for additional information regarding the Company’s payment of cash incentive compensation awards.

Perquisites and Other Compensation

Certain perquisites are provided to our named executive officers that we believe are competitive with other similar companies and consistent with our Pay Philosophy, as discussed under “Compensation Discussion and Analysis”. Effective November 1, 2008, the principal perquisite programs utilized by our named executive officers include tax preparation and financial counseling and annual executive medical exams. With the exception of Ms. Hickton, each of our named executive officers at that time had their base salary adjusted to include an automobile allowance and a business-related club membership allowance at that time. Ms. Hickton’s base salary was adjusted to include an automobile allowance, and she maintained her business-related club memberships, which are used by the Company as a whole.

The Company provided relocation benefits to Ms. O’Connell pursuant to the Company’s relocation policy, including certain tax reimbursement payments related to Ms. O’Connell’s relocation expenses. In addition, upon the sale of Ms. O’Connell’s residence, which pursuant to the relocation policy was first purchased by the relocation service provider, who then sold it to the ultimate buyer, the Company reimbursed the relocation service provider for the costs associated with the sale, including $45,720 in brokers’ commission and made a payment to Ms. O’Connell in the amount of $88,000 for the loss on the sale of her residence, plus a related tax gross up.

The Company currently also has in place a 401(k) defined contribution plan in which the Company contributes 50% of the first 8% of an executive’s base salary and cash incentive compensation contributed by the executive, subject to applicable Internal Revenue Code limits, for those named executive officers not eligible to participate in the defined benefit pension plan, which was closed to new participants in 2006 and is discussed below. Messrs. McCarley and Strome and Ms. O’Connell are the only named executive officers for whom the Company is making matching contributions. Other named executive officers may participate in the 401(k) plan up to applicable Internal Revenue Code limits but the Company does not match their contributions.

Post-Employment Compensation Arrangements

The Company currently has in place a Pension Plan for Eligible Salaried Employees (the “Pension Plan”), a Supplemental Pension Program (the “Supplemental Pension Program”), and the RTI International Metals, Inc. Excess Benefits Plan (the “Excess Benefit Plan”) that may be utilized by some or all of the named executive officers. The Company’s Pension Plan is a qualified defined benefit plan that covers each of the Company’s current named executive officers except for Messrs. McCarley and Strome and Ms. O’Connell, who joined the Company after the Pension Plan was closed to new participants in 2006. The benefits are based on a formula whereby a percentage of the participant’s average monthly base salary is multiplied by the number of continuous years of service. The named executive officers also participate in the Supplemental Pension Program, a non-qualified defined benefit plan, which entitles the named executive officer to specified annual benefits based upon average annual cash incentive compensation and years of service if they retire after age 60, or prior to age 60 with 30 years of service with RTI’s consent. The Company also maintains the Excess Benefits Plan for certain highly-compensated employees, which is an unfunded “excess benefit plan”, and provides additional retirement income in an amount equal to the difference between benefits that would have been received under our Pension Plan but for certain tax limitations imposed by the Internal Revenue Code and amounts actually payable under the Pension Plan. See “Retirement Benefits” on page 56 of this proxy statement for additional detail regarding the Company’s pension plans.

Outstanding Equity Awards at Fiscal Year End Table – 2013

The following table provides information on the current holdings of stock option, restricted stock, and performance share awards by the named executive officers. This table includes vested and unvested option awards as well as unvested restricted stock and performance share awards. Each equity grant is shown separately for each named executive officer.

	Option Awards						Stock Awards
Name	Grant Date of Award	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (4) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable (1)
Dawne S. Hickton
	1/25/2013	—	14,474	—	$29.13	1/25/23	15,920	$544,623	21,224	$726,073
	1/27/2012	4,382	8,766	—	24.62	1/27/22	11,572	395,878	19,282	659,637
	1/28/2011	9,041	4,521	—	28.47	1/28/21	8,138	278,401	9,041	309,293
	1/29/2010	18,000	—	—	25.18	1/29/20	6,608	226,060	—	—
	1/30/2009	15,000	—	—	13.88	1/30/19	5,894	201,634	—	—
	1/25/2008	9,000	—	—	51.17	1/25/18	—	—	—	—
	1/26/2007	5,000	—	—	76.85	1/26/17	—	—	—	—
	1/27/2006	7,000	—	—	45.09	1/27/16	—	—	—	—
	1/28/2005	8,000	—	—	21.50	1/28/15	—	—	—	—
William T. Hull
	1/25/2013	—	4,463	—	29.13	1/25/23	3,436	117,546	5,236	179,124
	1/27/2012	1,534	3,068	—	24.62	1/27/22	2,836	97,020	5,400	184,734
	1/28/2011	3,142	1,572	—	28.47	1/28/21	1,980	67,736	2,514	86,004
	1/29/2010	4,810	—	—	25.18	1/29/20	1,240	42,420	—	—
	1/30/2009	—	—	—	13.88	1/30/19	1,080	36,947	—	—
	1/25/2008	2,600	—	—	51.17	1/25/18	—	—	—	—
	1/26/2007	3,500	—	—	76.85	1/26/17	—	—	—	—
	1/27/2006	4,000	—	—	45.09	1/27/16	—	—	—	—
	8/1/2005	10,000	—	—	34.90	8/1/15	—	—	—	—
Patricia A. O’Connell
	1/25/2013	—	5,905	—	29.13	1/25/23	31,495	1,077,444	8,660	296,259
James L. McCarley
	1/25/2013	—	6,010	—	29.13	1/25/23	6,610	226,128	8,812	301,459
	1/27/2012	1,948	3,896	—	24.62	1/27/22	5,143	175,942	8,570	293,180
	1/28/2011	4,018	2,009	—	28.47	1/28/21	3,617	123,738	4,018	137,456
	5/17/2010	10,000	—	—	25.87	5/17/20	—	—	—	—
William F. Strome
	1/25/2013	—	4,806	—	29.13	1/25/23	3,701	126,611	5,638	192,876
	1/27/2012	1,490	2,980	—	24.62	1/27/22	2,754	94,214	5,244	179,397
	1/28/2011	3,400	1,700	—	28.47	1/28/21	2,142	73,278	2,720	93,051
	1/29/2010	5,140	—	—	25.18	1/29/20	1,320	45,157	—	—
	1/30/2009	—	—	—	13.88	1/30/19	1,022	34,963	—	—
	11/19/2007	10,000	—	—	68.10	11/19/17	—	—	—	—

(1)	These stock option awards vest in three equal annual installments beginning one year after the grant date.

(2)	Represents time-based restricted stock awards that vest in five equal annual installments beginning one year after the grant date, and for Ms. O’Connell also represents 25,000 shares of restricted stock that will vest in two equal annual installments beginning one year after the date of grant.

(3)	The market value of restricted stock awards is based on the closing market price of RTI common stock as of December 31, 2013, which was $34.21 per share.

(4)	Represents the number of shares of RTI common stock payable under performance share awards based on achieving target performance goals for the January 28, 2011 grant and maximum performance goals for the January 27, 2012 and January 26, 2013 grants.

(5)	The performance period for the January 28, 2011 performance share awards closed on December 31, 2013. There was a 73.8% payout of shares for the performance period made January 31, 2014.

Option Exercises and Stock Vested – 2013

The following table sets forth information regarding stock option exercises during 2013, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of restricted stock awards and the value realized, before payment of any applicable withholding tax and broker commissions, for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting($) (2)
Dawne S. Hickton	15,000	$255,800	17,042	$481,948
William T. Hull	6,987	122,279	3,548	100,337
Patricia A. O’Connell	—	—	—	—
James L. McCarley	—	—	2,490	70,417
William F. Strome	9,900	203,742	3,084	87,216

(1)	Ms. Hickton exercised options to purchase 5,000 shares of the Company’s stock on February 14, 2013, 5,000 shares of the Company’s stock on March 5, 2013 and 5,000 shares of the Company’s stock on March 7, 2013 at an exercise price of $13.88 per share and sold at an average market price of $31.00 per share; Mr. Hull exercised options to purchase 6,987 shares of the Company’s stock on March 7, 2013 at an exercise price of $13.88 per share and sold at an average market price of $31.38; and Mr. Strome exercised options to purchase 9,900 shares of the Company’s stock on November 4, 2013 at an exercise price of $13.88 per share and sold at an average market price of $34.46.

(2)	The number of shares acquired and value realized on vesting of stock awards for 2013 is vested restricted stock.

Retirement Benefits

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement of our named executive officers.

Pension Benefits Table – 2013

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($) (1)	Payments During Last Fiscal Year ($)
Dawne S. Hickton	Pension Plan	16	$522,398	$—
	Supplemental Pension Program	16	1,627,837	—
	Excess Benefits Plan	16	878,359	—
William T. Hull	Pension Plan	8	248,478	—
	Supplemental Pension Program	8	265,575	—
	Excess Benefits Plan	8	75,132	—
Patricia A. O’Connell	Pension Plan	N/A	—	—
	Supplemental Pension Program	1	6,251	—
	Excess Benefits Plan	N/A	—	—
James L. McCarley	Pension Plan	N/A	—	—
	Supplemental Pension Program	3	108,535	—
	Excess Benefits Plan	N/A	—	—
William F. Strome	Pension Plan	N/A	—	—
	Supplemental Pension Program	6	190,782	—
	Excess Benefits Plan	N/A	—	—

(1)	The present value has been calculated assuming the earliest time at which the named executive officer may retire without any benefit reduction. The remaining assumptions used are consistent with the assumptions as described in the Company’s Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014. As described in the Consolidated Financial Statements, the discount rate assumption for the RTI Pension Plan is 4.80%, for the Supplemental Pension Program is 3.67%, and for the Excess Benefit Plan is 3.74%.

The following narrative describes each plan set forth in the above table.

Pension Plan

RTI’s Pension Plan is a tax-qualified defined benefit plan which first became effective at Reactive Metals, Inc. (a predecessor of RTI) in 1964, and was closed to new participants as of January 1, 2006. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The benefits are based on a formula which provides, under normal retirement, amounts equal to 1.25% of the average monthly earnings multiplied by continuous years of service up to and including 30 years; plus 1.35% of the average monthly earnings multiplied by continuous years of service in excess of 30 years. Average monthly earnings, defined as base salary only, are determined based upon annual eligible earnings in the five consecutive years in the ten years prior to retirement in which such earnings are highest. Incentive awards and similar benefits are excluded. In order to comply with the limitations of the Internal Revenue Code, when pension payments exceed the amounts permitted to be paid from federal income tax qualified plan, the excess pension benefits will be paid directly by RTI under the Excess Benefits Plan.

Excess Benefits Plan

The Internal Revenue Code imposes limits on the amount of annual eligible compensation under tax-qualified pension plans. For 2013, annual compensation in excess of $255,000 cannot be taken into account in determining qualified plan benefits. The Company maintains the RTI Excess Benefits Plan for certain highly-compensated employees who participate in our tax-qualified pension plans and would otherwise be subject to such tax limits. The Excess Benefits Plan is an unfunded “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. It provides additional retirement income in an amount equal to the difference between benefits that would have been received under the Pension Plan but for the limitations imposed by the Internal Revenue Code and amounts actually payable under the Pension Plan. Participants must be designated by the Board of Directors; at this time only Ms. Hickton and Mr. Hull have been so designated.

Supplemental Pension Program

Officers participating in our annual incentive compensation programs also participate in the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with a minimum of 30 years’ service and with RTI consent, they will be entitled to receive the benefits shown in the table above based on annual cash incentive compensation (as outlined below) under our Pay Philosophy. Benefits under the Supplemental Pension Program are based on a formula whereby the average annual cash incentive compensation for the highest five years in the preceding ten year period are multiplied by a factor of 1.5% for each year of continuous service. Average annual cash incentive compensation as of December 31, 2013, for purposes of the pension benefits under the Supplemental Pension Program for each of the following named executive officers were as follows: Ms. Hickton, $530,608; Mr. Hull, $187,733; Ms. O’Connell, $47,472; Mr. McCarley, $212,163; and Mr. Strome, $193,730. Amounts would be paid as a lump sum distribution based on the present value of the actuarially determined amounts payable, and provides for surviving spouse benefits at a reduced rate under certain conditions described in the Supplemental Pension Program.

Potential Payments Upon Termination or Change in Control

The tables below reflect the estimated amount of compensation to be paid, and/or benefits to be provided, to each of the named executive officers in the event of termination of such executive’s employment as of December 31, 2013 under the different scenarios captioned in the tables. Actual amounts are tied to the day of termination and can only be finally determined following such date. The following tables should be read in conjunction with the narrative following the tables, as well as the table and narrative related to retirement benefits on pages 56-57 of this proxy statement.

Dawne S. Hickton

Component	For Cause Termination	Voluntary Termination	Death	Disability (3)	Retirement	Involuntary Not For Cause Termination	Involuntary Not For Cause or Employee for Good Reason Termination (Change-In-Control)
Severance & Short-Term Compensation
Bonus Earned In Year of Termination	$—	$411,450	$411,450	$411,450	$411,450	$—	$411,450
Cash Severance & Short-Term Incentive	—	—	162,500	162,500	—	1,300,000	2,813,773
Long-Term Incentive
Stock Options (Unexercisable)	—	—	—	—	—	—	183,545
Time-Based Restricted Stock	—	—	—	—	—	—	1,646,596
Performance-Based Restricted Stock	—	—	404,226	—	—	—	816,866
Other Benefits
Pension Plan (1)	48,006	48,006	10,547	48,006	48,006	48,006	48,006
Supplemental Pension Program (2)	—	—	1,183,239	131,962	—	—	—
Excess Benefits Plan (2)	—	622,222	265,137	72,021	622,222	622,222	622,222
Change-In-Control Retirement Benefit Enhancement	—	—	—	—	—	—	160,777
Health & Welfare Benefits	—	—	—	—	—	26,699	33,374
Life, LTD, Supplemental LTD and Insurance	—	—	—	—	—	21,315	26,644
Excise Tax and Related Gross-Up	—	—	—	—	—	—	—

Total	$48,006	$1,081,678	$2,437,099	$825,939	$1,081,678	$2,018,242	$6,763,253

(1)	All benefits shown are annual benefits based on a 50% joint and survivor form of payment. The death benefit is an annual benefit that would be payable immediately to the spouse as a life annuity.

(2)	For payments other than disability, amounts are based upon a lump sum form of payment payable immediately. For disability, the benefit shown is the annual accrued benefit that would not be payable until age 65 based on years of service at termination date.

(3)	Participants retiring on Disability Retirement (with at least 15 years of continuous service) under Section 5.03(e) of the Pension Plan would continue to accrue service until age 65 while receiving benefits under the Company’s long-term disability insurance. The benefit shown is the annual accrued benefit that would be payable as a lump sum at age 65.

(Potential Payments Upon Termination of Change in Control — Continued)

William T. Hull

Component	For Cause Termination	Voluntary Termination	Death	Disability (3)	Retirement	Involuntary Not For Cause Termination	Involuntary Not For Cause or Employee for Good Reason Termination (Change-In-Control)
Severance & Short-Term Compensation
Bonus Earned In Year of Termination	$—	$125,000	$125,000	$125,000	$125,000	$—	$125,000
Cash Severance & Short-Term Incentive	—	—	84,500	84,500	—	338,000	1,142,603
Long-Term Incentive
Stock Options (Unexercisable)	—	—	—	—	—	—	61,117
Time-Based Restricted Stock	—	—	—	—	—	—	361,668
Performance-Based Restricted Stock	—	—	108,515	—	—	—	214,702
Other Benefits
Pension Plan (1)	23,466	23,466	5,228	23,466	23,466	23,466	23,466
Supplemental Pension Program (2)	—	—	—	—	—	—	—
Excess Benefits Plan (2)	—	58,609	30,966	6,784	58,609	58,609	58,609
Change-In-Control Retirement Benefit Enhancement	—	—	—	—	—	—	67,485
Health & Welfare Benefits	—	—	—	—	—	13,349	26,698
Life, LTD, Supplemental LTD and Insurance	—	—	—	—	—	2,638	5,276
Excise Tax and Related Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	—

Total	$23,466	$207,075	$354,209	$239,750	$207,075	$436,062	$2,086,624

(1)	All benefits shown are annual benefits based on a 50% joint and survivor form of payment. The death benefit is an annual benefit that would be payable immediately to the spouse as a life annuity.

(2)	For payments other than disability, amounts are based upon a lump sum form of payment payable immediately. For disability, the benefit shown is the annual accrued benefit that would not be payable until age 65 based on years of service at termination date.

(3)	Participants retiring on Disability Retirement (with at least 15 years of continuous service) under Section 5.03(e) of the Pension Plan would continue to accrue service until age 65 while receiving benefits under the Company’s long-term disability insurance. The benefit shown is the annual accrued benefit that would be payable as a lump sum at age 65.

(Potential Payments Upon Termination of Change in Control — Continued)

Patricia A. O’Connell

Component	For Cause Termination	Voluntary Termination	Death	Disability (3)	Retirement	Involuntary Not For Cause Termination	Involuntary Not For Cause or Employee for Good Reason Termination (Change-In-Control)
Severance & Short-Term Compensation
Bonus Earned In Year of Termination	$—	$237,360	$237,360	$237,360	$237,360	$—	$237,360
Cash Severance & Short-Term Incentive	—	—	107,500	107,500	—	430,000	1,271,548
Long-Term Incentive
Stock Options (Unexercisable)	—	—	—	—	—	—	29,997
Time-Based Restricted Stock	—	—	—	—	—	—	1,077,444
Performance-Based Restricted Stock	—	—	57,268	—	—	—	171,803
Other Benefits
Pension Plan (1)	—	—	—	—	—	—	—
Supplemental Pension Program (2)	—	—	—	—	—	—	—
Excess Benefits Plan (2)	—	—	—	—	—	—	—
Change-In-Control Retirement Benefit Enhancement	—	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	—	9,062	18,124
Life, LTD, Supplemental LTD and Insurance	—	—	—	—	—	2,808	5,616
Excise Tax and Related Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$237,360	$402,128	$344,860	$237,360	$441,870	$2,811,892

(1)	All benefits shown are annual benefits based on a 50% joint and survivor form of payment. The death benefit is an annual benefit that would be payable immediately to the spouse as a life annuity.

(2)	For payments other than disability, amounts are based upon a lump sum form of payment payable immediately. For disability, the benefit shown is the annual accrued benefit that would not be payable until age 65 based on years of service at termination date.

(3)	Participants retiring on Disability Retirement (with at least 15 years of continuous service) under Section 5.03(e) of the Pension Plan would continue to accrue service until age 65 while receiving benefits under the Company’s long-term disability insurance. The benefit shown is the annual accrued benefit that would be payable as a lump sum at age 65.

(Potential Payments Upon Termination of Change in Control — Continued)

James L. McCarley

Component	For Cause Termination	Voluntary Termination	Death	Disability (3)	Retirement	Involuntary Not For Cause Termination	Involuntary Not For Cause or Employee for Good Reason Termination (Change-In-Control)
Severance & Short-Term Compensation
Bonus Earned In Year of Termination	$—	$247,950	$247,950	$247,950	$247,950	$—	$247,950
Cash Severance & Short-Term Incentive	—	—	118,750	118,750	—	475,000	1,160,582
Long-Term Incentive
Stock Options (Unexercisable)	—	—	—	—	—	—	79,426
Time-Based Restricted Stock	—	—	—	—	—	—	525,808
Performance-Based Restricted Stock	—	—	175,532	—	—	—	350,721
Other Benefits
Pension Plan (1)	—	—	—	—	—	—	—
Supplemental Pension Program (2)	—	—	—	—	—	—	—
Excess Benefits Plan (2)	—	—	—	—	—	—	—
Change-In-Control Retirement Benefit Enhancement	—	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	—	13,349	26,698
Life, LTD, Supplemental LTD and Insurance	—	—	—	—	—	2,910	5,820
Excise Tax and Related Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$247,950	$542,232	$366,700	$247,950	$491,259	$2,397,005

(1)	All benefits shown are annual benefits based on a 50% joint and survivor form of payment. The death benefit is an annual benefit that would be payable immediately to the spouse as a life annuity.

(2)	For payments other than disability, amounts are based upon a lump sum form of payment payable immediately. For disability, the benefit shown is the annual accrued benefit that would not be payable until age 65 based on years of service at termination date.

(3)	Participants retiring on Disability Retirement (with at least 15 years of continuous service) under Section 5.03(e) of the Pension Plan would continue to accrue service until age 65 while receiving benefits under the Company’s long-term disability insurance. The benefit shown is the annual accrued benefit that would be payable as a lump sum at age 65.

(Potential Payments Upon Termination of Change in Control — Continued)

William F. Strome

Component	For Cause Termination	Voluntary Termination	Death	Disability (3)	Retirement	Involuntary Not For Cause Termination	Involuntary Not For Cause or Employee for Good Reason Termination (Change-In-Control)
Severance & Short-Term Compensation
Bonus Earned In Year of Termination	$—	$171,080	$171,080	$171,080	$171,080	$—	$171,080
Cash Severance & Short-Term Incentive	—	—	91,000	91,000	—	364,000	1,080,131
Long-Term Incentive
Stock Options (Unexercisable)	—	—	—	—	—	—	62,750
Time-Based Restricted Stock	—	—	—	—	—	—	374,223
Performance-Based Restricted Stock	—	—	109,027	—	—	—	219,492
Other Benefits
Pension Plan (1)	—	—	—	—	—	—	—
Supplemental Pension Program (2)	—	—	—	—	—	—	—
Excess Benefits Plan (2)	—	—	—	—	—	—	—
Change-In-Control Retirement Benefit Enhancement	—	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	—	13,349	26,698
Life, LTD, Supplemental LTD and Insurance	—	—	—	—	—	2,751	5,502
Excise Tax and Related Gross-Up	—	—	—	—	—	—	—

Total	$—	$171,080	$371,107	$262,080	$171,080	$380,100	$1,939,876

(1)	All benefits shown are annual benefits based on a 50% joint and survivor form of payment. The death benefit is an annual benefit that would be payable immediately to the spouse as a life annuity.

(2)	For payments other than disability, amounts are based upon a lump sum form of payment payable immediately. For disability, the benefit shown is the annual accrued benefit that would not be payable until age 65 based on years of service at termination date.

(3)	Participants retiring on Disability Retirement (with at least 15 years of continuous service) under Section 5.03(e) of the Pension Plan would continue to accrue service until age 65 while receiving benefits under the Company’s long-term disability insurance. The benefit shown is the annual accrued benefit that would be payable as a lump sum at age 65.

Letter Agreements

Each of the letter agreements currently in place for Ms. Hickton, Ms. O’Connell and Messrs. McCarley, Hull, and Strome provide that if the executive is terminated for “cause”, regardless of whether there is a change in control, he or she will be entitled to no further compensation except for any base salary accrued and unpaid on the date of termination. If the Company terminates the executive’s employment other than for cause, the provisions of the executive Severance Policies described below govern. “Cause” is defined in the letter agreements to include (i) material breaches of the letter agreement, (ii) gross misconduct, (iii) gross neglect of his or her duties with the Company, insubordination, or failure to follow the lawful directives of the Board, in each case after receiving a demand for substantial performance that identifies the manner in which the Company believes that Executive has not acted in accordance with requirements and failure to resume substantial performance of duties within 14 days of such demand, (iv) commission, indictment, conviction, guilty plea, or plea of nolo contendere, to or of any felony, a misdemeanor which substantially impairs the Executive’s ability to perform his or her duties with the Company, act of moral turpitude, or intentional or willful securities law violation, (v) the Executive’s act of theft or dishonesty which is injurious to the Company, or (vi) violation of any Company policy, including any substance abuse policy. If the executive dies or becomes disabled, then he or she would be entitled to (i) any accrued and unpaid salary, (ii) any vested or other benefits payable pursuant to the terms of any employee benefit plan, (iii) a pro-rated bonus, and (iv) payment of three additional months salary.

Executive Change in Control Severance Policy

Our Executive Change in Control Severance Policy (the “Change in Control Policy”) that the Board adopted is applicable to each of our named executive officers, except as noted below. It will also be applicable to any successor to these individuals should any of them leave the position they each hold pursuant to their letter agreement and to any other executive officer who is informed in writing by the Company of participation.

The Change in Control Policy provides that if the employment of an executive to whom the policy is applicable is terminated by the Company other than for “cause” (which mirrors the definition set forth above), death or disability, or if the executive’s employment is terminated by the executive for “good reason” (as defined below) in each case within 24 months following a change in control of the Company, the executive will receive the following severance benefits:

•

Provided the executive does not violate his or her duty to maintain strict confidence and does not disclose any confidential information or disseminate any false and/or defamatory information pertaining to the Company or its stockholders, a lump sum payment payable on the first day following the six month anniversary of the executive’s termination of employment equal to a multiple of the sum of the executive’s base salary in effect immediately prior to the circumstances giving rise to the termination and the executive’s annual cash incentive compensation as calculated under the terms of the Change in Control Policy. The multiple is 2.5 for the CEO and 2.0 for all other executives;

•	The immediate and irrevocable vesting of any previously granted but unvested stock options and restricted stock grants;

•

The immediate vesting of any outstanding performance shares or other performance-based awards representing a right to receive shares of RTI common stock or their equivalent at the greater of (i) 100% of the target award or (ii) the Company’s actual performance over the abbreviated performance period;

•

Except for Mr. McCarley and Ms. O’Connell, and subject to limitations and caps specified in the Change in Control Policy, a payment payable on the first day following the six month anniversary of the executive’s termination of employment equal to an amount, if any, necessary to gross-up the total benefits payable to the executive under the Change in Control Policy for any excise tax imposed by Section 4999 of the Internal Revenue Code and for any income or other taxes due on the payment of the gross-up payment;

•

Continuation for up to 24 months (30 months in the case of the CEO) (the “Payment Period”) of life, disability, accident, and health insurance benefits similar to those the executive was receiving immediately prior to the termination of employment but subject to reduction to the extent that the executive receives comparable benefits from other employment during such period; and

•

An amount equal to the difference in the amount of pension benefits that the executive would have received assuming he or she had continued to be employed through the Payment Period and assuming the methods of calculations set forth in the Change of Control Policy, and the pension benefits actually payable as of the executive’s termination of employment, in each case under RTI’s Pension Plan and the RTI Supplemental Pension Plan.

The definition of a change in control provides, in summary, that a change in control will have occurred if:

•	Any person not affiliated with RTI acquires 30 percent or more of the voting power of our outstanding securities;

•

Our Board no longer has a majority made up of (1) individuals who were directors on February 22, 2007 and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on February 22, 2007 or (b) were themselves previously approved by the Board in this manner;

•	RTI merges with another company and RTI’s shareholders ultimately own less than 60 percent of the voting power of the new entity;

•	RTI shareholders approve a plan of complete liquidation of RTI; or

•	RTI sells all or substantially all of its assets.

“Good reason” is defined under the policy as, without the Executive’s express written consent, the occurrence after a Change in Control of the Company of any one or more of the following: (A) the assignment of duties inconsistent with the Executive’s position immediately prior to the Change in Control; (B) a material reduction or alteration in the nature of Executive’s position, duties, status, or responsibilities from those in effect immediately prior to the Change in Control; (C) failure by the Company to continue any of the Company’s employee benefit programs or practices in which Executive participates (or substantially equivalent successors to such programs or practices) or failure to continue Executive’s participation on substantially the same basis as existed immediately prior to the Change in Control; (D) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform Executive’s letter agreement; (E) any purported termination of Executive’s employment not effected pursuant to the Executive’s letter agreement; or (F) requiring Executive to be based at a location in excess of 50 miles from the location where Executive is based immediately prior to the Change in Control.

Executive Non-Change in Control Severance Policy

The Executive Non-Change in Control Severance Policy (the “Non-Change in Control Policy”) that the board of directors adopted is applicable to the same executives and on the same dates as the Change in Control Policy. It provides that if the employment of an executive to whom the policy is applicable is terminated prior to the expiration of the employment period specified in the executive’s letter agreement by the Company other than for “cause” (using the definition set forth on page 62 of this proxy statement), death, or disability, by the executive within 90 days of a material breach by the Company of the executive’s letter agreement, or by the executive due to the reduction in the executive’s base salary without the consent of the executive, the executive will receive the following severance benefits:

•

Monthly payments in the amount of a multiple of the executive’s monthly base salary in effect immediately prior to the termination of employment for up to 24 months in the case of the CEO and 12 months for the other applicable executives. In each case, such payments are subject to reduction to the extent that the executive receives comparable compensation from other employment during such period. The multiple is 2.0 for the CEO, and 1.0 for the other applicable executives. No monthly payments will be made until the first day following the six month anniversary of the executive’s separation from service on which date the first seven monthly installments shall be paid with successive monthly installments paid on the monthly anniversaries thereafter; and

•

Continuation for up to 24 months for the CEO and 12 months for the other applicable executives, of life, disability, accident, and health insurance benefits similar to those the executive was receiving immediately prior to the termination of employment but subject to reduction to the extent that the executive receives comparable benefits from other employment during such period.

If an executive is entitled to payments or benefits under the Change in Control Policy then the executive shall not be entitled to payments or benefits under the Non-Change in Control Policy. If the Company elects not to extend the employment period of an executive’s letter agreement such that the employment period terminates, the non-extension shall not be treated for purposes of the Non-Change in Control Policy as an involuntary termination by the Company that would entitle the executive to benefits under such policy.

2004 Stock Plan

Under the terms of the Company’s 2004 Stock Plan, any unvested restricted stock awards or stock options automatically terminate and any vested but unexercised stock options are immediately forfeited in the event that the named executive officer is terminated for cause, without cause, voluntarily terminates employment, or becomes permanently disabled. In the event that an executive retires (which is deemed to occur only under conditions which entitle the executive to an immediately receivable pension and not a deferred vested pension) or dies, vested stock options may continue to be exercised for a period equal to the lesser of (a) three years following retirement or death or (b) expiration of the term of the award; provided, however, that our Compensation Committee may cause the immediate forfeiture of unvested shares where a named executive officer retires before the age of 65 or after the executive retires at any age if the Compensation Committee deems such forfeiture to be in the best interests of the Company.

Director Compensation Table

Name (1)	Fees Earned or Paid in cash ($)	Stock Awards ($) (2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel I. Booker	$98,000	$74,992	$—	$—	$—	$—	$172,992
Ronald L. Gallatin	83,000	74,992	—	—	—	—	157,992
Charles C. Gedeon	18,750	—	—	—	—	—	18,750
Robert M. Hernandez	120,000	119,975	—	—	—	—	239,975
Edith E. Holiday	88,000	74,992	—	—	—	—	162,992
Jerry Howard	61,250	74,992	—	—	—	—	136,242
Mario Longhi	59,250	74,992	—	—	—	—	134,242
Rokus L. van Iperen	79,000	74,992	—	—	—	—	153,992
Bryan T. Moss	78,000	74,992	—	—	—	—	152,992
James A. Williams	100,000	74,992	—	—	—	—	174,992
Arthur J. Winkleblack	6,250	31,245	—	—	—	—	37,495

(1)	Dawne S. Hickton serves as both a director and an employee of the Company and receives no extra compensation for serving as a director.

(2)	Represents the aggregate grant date fair value, computed in accordance with the FASB’s authoritative guidance, of awards granted to each non-employee director, except for Mr. Winkleblack, on April 26, 2013, and for Mr. Winkleblack, on December 1, 2013. The grant date fair value of the stock awards on April 26, 2013 was $28.15 and the stock award on December 1, 2013 was $35.47. The assumptions used in determining the grant date fair value of these awards are set forth in Note 16 to the Company’s Consolidated Financial Statements, which is included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 18, 2014.

(3)	As of December 31, 2013, each non-employee director beneficially owned the following aggregate number of shares of RTI common stock: Daniel I. Booker: 35,766; Ronald L. Gallatin: 25,000; Robert M. Hernandez: 79,881; Edith E. Holiday: 26,343; Jerry Howard: 2,664; Rokus L. van Iperen: 13,074, Mario Longhi: 2,664; Bryan T. Moss: 17,020; James A. Williams: 20,205; and Arthur B. Winkleblack: 881.

RTI employees received no extra pay for serving as a director. Non-employee directors (except for the Chairman) received an annual retainer for their service on the Board of $150,000 and the Chairman received an annual retainer of $240,000, which is paid 50% in cash and 50% through awards of restricted stock under the 2004 Stock Plan. The additional annual cash retainer for the Chairperson of the Nominating/Corporate Governance Committee was $10,000, for the Chairperson of the Compensation Committee was $20,000, and for the Chairperson of the Audit Committee was $20,000.

No fees are paid for Board or committee meetings attended except that if, in the opinion of the Chairman of the Board, circumstances require that an extraordinary number of Board or Committee meetings be held, non-employee directors, except for the Chairman of the Board, will receive a meeting fee of $1,000 for attending such meetings. Such additional meeting fees were paid to the non-executive directors in connection with certain meetings of the Board, the Strategic Transactions Committee and the Audit Committee during 2013.

Director Stock Ownership.    The Board of Directors has adopted a policy that each non-employee director is expected to own, at a minimum, shares of common stock equal to three times their annual retainer within five years of joining the Board.

OTHER INFORMATION

Other business at the Annual Meeting

We do not expect any business to come up for shareholder vote at the annual meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Outstanding shares

There were 30,664,052 shares outstanding as of March 14, 2014. Restricted stock awards, whether vested or unvested, are included in shares outstanding.

How we solicit proxies

In addition to this mailing, RTI employees may solicit proxies personally, electronically, or by telephone. RTI pays the costs of soliciting this proxy. We have retained Georgeson Inc. to solicit proxies for a fee of $8,500, plus reasonable out-of-pocket expenses, and we also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

Shareholder proposals

The deadline for the submission of shareholder proposals that are intended to be considered for inclusion in the Company’s proxy statement for next year’s meeting is [November 28], 2014. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals presented by shareholders at the annual meeting from the floor unless notice of the intent to make such proposal is received on or before February [11], 2015.

Shareholders wishing to recommend candidates in writing to serve as directors for the consideration of the Nominating/Corporate Governance Committee should send such recommendations in writing to the Company’s Secretary, RTI International Metals, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Pittsburgh, PA 15108-2973.

Shareholder and other interested party communications

Shareholders and any other interested parties who wish to communicate with the Chairman, one or more of the other non-management directors, or the non-management directors as a group should mark the communication Personal and Confidential and address it to the Chairman, RTI International Metals, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Pittsburgh, PA 15108-2973.

Board Attendance at Annual Meeting

RTI Board members are expected to attend RTI’s Annual Meetings of Shareholders. All of the candidates for election at the 2013 Annual Meeting attended such meeting, except for Mr. Moss, due to a medical condition, and the new nominees, Messrs. Howard and Longhi.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers and Directors of the Company are required by Section 16(a) of the Securities Exchange Act of 1934 to report certain transactions in the Company’s securities, typically within two business days of the transaction. Based upon a review of our records, filings with the SEC, and written representations that no other reports were required, the Company believes that all such reports were timely filed for transactions that occurred in 2013.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares at the address below.

Available Information

Copies of RTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and this proxy statement, as filed with the SEC, are available to shareholders. A shareholder may obtain a copy of the Annual Report on Form 10-K or this proxy statement free of charge on the Company’s website (www.rtiintl.com), on the SEC website (www.sec.gov), or by sending a written request to the Company’s Secretary, RTI International Metals, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Pittsburgh, PA 15108-2973. Such requests may also be made by sending an email to request@rtiintl.com or by calling 1-800-869-6304. For written requests, a copy of the Annual Report on Form 10-K and proxy statement will be furnished free of charge. Copies of any requested exhibits thereto will be furnished upon payment of a reasonable charge limited to the Company’s costs of providing such copies.

Dated: March 28, 2014

ANNEX A

Amendment No. 3 to

Amended and Restated Articles of Incorporation

of

RTI International Metals, Inc.

RESOLVED, that the Company’s Amended and Restated Articles of Incorporation be amended as set forth below:

The first sentence of Article FOURTH is hereby amended and restated to read in its entirety as follows:

FOURTH: The number of shares which the Corporation is authorized to have outstanding is ONE HUNDRED FIVE (105,000,000) shares of which ONE HUNDRED MILLION (100,000,000) shall be common shares with $0.01 par value and FIVE MILLION (5,000,000) shall be preferred shares without par value.

ARTICLE FOURTH, Section B is hereby deleted in its entirety.

A-1

ANNEX B

RTI International Metals, Inc.

2014 STOCK AND INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose.    The purpose of the RTI International Metals, Inc. 2014 Stock and Incentive Plan (the “Plan”) is to provide a means for RTI International Metals, Inc., an Ohio corporation (the “Company”) and its Subsidiaries to: (i) attract, motivate and retain highly competent employees, (ii) provide a means whereby selected employees can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company, (iii) provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term, and (iv) grant awards under the Plan to Non-Employee Directors to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Units, Incentive Awards, or any combination of the foregoing, as is best suited to the circumstances of the Company and particular employee or Non-Employee Director as provided herein.

(b) Effective Date and Duration.    The Plan was adopted by the Board on                     , 20    , subject to approval by the Company’s shareholders. Subject to the provisions of Section 17, the Plan shall remain in effect until such time as all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired in accordance with their terms, all restrictions imposed upon outstanding Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and the conditions underlying all Performance Awards and Incentive Awards have been satisfied.

(c) Prior Plans.    If the Company’s shareholders approve this Plan, then the RTI International Metals, Inc. 2004 Stock Plan, as amended (the “Prior Plan”) will terminate on the date of such shareholder approval, and no new awards will be granted under the Prior Plan after its termination date; provided that the Prior Plan will continue to govern awards issued under the Prior Plan which are outstanding as of the date of the Prior Plan’s termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.

2. Definitions.    Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

(b) “Administrator” means the Committee or such other committee or officers of the Company authorized to act as the Administrator with respect to Awards granted (or to be granted) to employees; provided, however, that all Awards granted to Section 16 Participants or that are subject to Code Section 162(m) may only be awarded by the Committee acting as Administrator.

(c) “Affiliate” or “Affiliated Company” means any entity, whether now or hereafter existing, that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Award” means a grant of an Option Award, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units, Incentive Awards, or any other type of award permitted under the Plan.

(e) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(a) “Cause” means shall mean (i) with respect to a Participant who is party to a written agreement with, participates in a compensation or benefit plan of the Company, or, alternatively, is subject to a written policy of the Company, which agreement, plan or policy contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment or service as a director thereunder by the Company, “for cause” or “cause” as defined in the most recent version of such agreements or plans, or (ii) in all other cases, (a) the willful commission by a Participant of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company; (c) the continuing willful failure of a Participant to perform the duties of such Participant for the Company (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof and a reasonable opportunity to cure such failure are given to the Participant by the Participant’s supervisor or (d) the good faith determination by the Board of the Company, in the form of a written resolution, that such termination was “for cause” after affording such Participant a reasonable opportunity to be heard. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(g) “Change of Control” means the first to occur of the following events:

(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this definition the term “Person” shall not include (i) the Company or any of its majority-owned Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company, or (ii) The following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board; individuals who, on the date hereof are serving as Directors on the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved, or

(iii) There is consummated a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 60% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity), or the shareholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of the Award, the foregoing definition of Change of Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any amendments or successor provision and the regulations promulgated under such provision.

(i) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(j) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan composed of no fewer than two Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(k) “Company” means RTI International Metals, Inc., an Ohio corporation, or any successor thereto.

(l) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(m) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months.

(n) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(o) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that the Company or an Affiliate has engaged to become an officer or employee.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q) “Excluded Items” means, to the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, (i) any gains or losses from the sale of assets outside the ordinary course of business; (ii) any gains or losses from discontinued operations; (iii) any extraordinary gains or losses; (iv) the impairment of tangible or intangible assets; (v) litigation or claim judgments or settlements, (vi) the effects of changes in tax law, accounting changes or other such laws or provisions affecting reported results; (vii) business combinations, reorganizations and/or restructuring programs approved by the Board; (viii) currency fluctuations, (ix) reductions in force, (x) early retirement incentives approved by the Board; (xi) the diluted impact of goodwill on acquisitions; and (xii) any unusual, nonrecurring, extraordinary, transition, one-time or similar items or charges that are reported publicly by the Company and/or described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year. The Committee shall make a determination at the time the performance goals are established whether Excluded Items shall be applied, in whole or in part, in such manner as determined by the Committee, so as to exclude the adverse effect of any such Excluded Items that occur during a performance period.

(r) “Fair Market Value” means, per Share on a particular date: (i) the mean of the high and low prices on such date on the New York Stock Exchange rounded up to the next whole cent or, if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property.

(s) “Incentive Award” means the right to receive a payment to the extent the Performance Goals specified in such Award are achieved, and shall include annual and/or long-term Awards as described in Section 12.

(t) “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422.

(u) “Minimum Criteria” mean a Restriction Period that is not less than three (3) years from the date of grant of a Restricted Stock Award or Restricted Stock Unit Award.

(v) “Option” or “Option Award” means the right to purchase Shares at a stated price for a specified period of time and may be in the form of a Non-Qualified Option or an Incentive Stock Option.

(w) “Participant” means an individual selected by the Administrator to receive an Award.

(x) “Performance Award” means an Award of Performance Shares or Performance Units, and any Award of Restricted Stock or Restricted Stock Units, the payment or vesting of which is contingent on the attainment of one or more of the Performance Goals specified in such Award.

(y) “Performance Goals” means one or more goals based on the following performance criteria (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such criteria: (i) basic or diluted earnings per common Share for the Company on a consolidated basis; (ii) gross or operating margins; (iii) total shareholder return; (iv) Fair Market Value of Shares; (v) net sales; (vi) cost of sales; (vii) gross profit; (viii) selling, general and administrative expenses; (ix) operating income; (x) segment income; (xi) earnings before or after interest and the provision for income taxes, depreciation, and/or amortization; (xii) net income; (xiii) managed working capital as a percentage of sales and other targets based on working capital metrics; (xiv) inventories; (xv) trade working capital; (xvi) return on equity; (xvii) return on assets; (xviii) return on invested capital; (xix) return on sales; (xx) economic value added, or other measure of profitability that considers the cost of capital employed; (xxi) cash flow (including but not limited to operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (xxii) net cash provided by operating activities; (xxiii) net increase (decrease) in cash and cash equivalents; (xxiv) customer satisfaction, which may include customer backlog and/or relationships; (xxv) market share; (xxvi) safety performance; (xxvii) employee engagement; (xxviii) employee and/or supplier diversity improvement; (xxix) sustainability measures, such as reduction in greenhouse gases; (xxx) completion of integration of acquired businesses and/or strategic activities; (xxxi) development, completion and implementation of succession planning; (xxxii) productivity or operating efficiencies; (xxxiii) cost improvements; (xxxiv) debt reduction; and (xxxv) achievement of certain quantitatively and objectivity determinable non-financial performance measures (e.g. strategic initiatives, corporate development).

The Performance Goals described in items (v) through (xxxv) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business segment of the Company or an Affiliate as defined by the Administrator at the time of selection. In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above (A) solely with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or (B) to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the Award.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(z) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent the applicable Performance Goals are achieved.

(aa) “Performance Unit” means the right to receive a payment (in cash, shares or a combination of both, as contemplated in the Award) valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent the applicable Performance Goals are achieved.

(bb) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(cc) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(dd) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ee) “Restricted Stock Unit” means the right to receive a payment (in cash, shares or a combination of both, as contemplated in the Award) equal to the Fair Market Value of one Share, which is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and Restriction Period.

(ff) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment from the Company or its Affiliates (other than for Cause) on a date the Participant is then eligible to receive immediate, early, normal or late (but not deferred vesting) retirement benefits under the provisions of any of the Company’s or its Affiliate’s defined benefit pension plans, or if the Participant is not covered under any such plan, on or after (i) attainment of age sixty-five (65), (ii) attainment of age sixty-two (62) and completion of fifteen (15) years of continuous service with the Company and its Affiliates, (iii) attainment of age fifty-five (55) and completion of ten (10) years of continuous service, or (iv) completion of at least thirty (30) years of continuous service with the Company and its Affiliates prior to reaching the age of sixty-two (62).

(gg) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(hh) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ii) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(jj) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(kk) “Share” means a share of Stock.

(ll) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(mm) “Stock” means the Common Stock of the Company, par value $0.01 per share.

(nn) “Stock Appreciation Right” or “SAR” means the right to receive a payment in cash equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(oo) “Stock Unit” means a right to receive a payment in cash equal to the Fair Market Value of one Share.

(pp) “Subsidiary” means any corporation, limited liability company or other limited liability entity, whether now or hereafter existing, in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain; provided, however, with respect to an Incentive Stock Option, a Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq) “Unrestricted Shares” means Shares issued under the Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3. Administration.

(a) Administration.    The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards granted under this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) approve forms of Award agreements; (iii) prescribe, amend and rescind rules and regulations relating to this Plan or Awards granted under this Plan; (iv) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; (v) determine whether and under what circumstances an award may be settled in cash instead of shares or stock units; and (vi) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties. Notwithstanding the above statement or any other provision of the Plan, the Administrator shall have no discretion to increase the amount, once established, of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

(b) Powers.    The Administrator shall have authority, in its sole discretion, to determine which eligible individuals shall receive an Award, the time or times when such Awards shall be made, the types of Awards that shall be granted, whether an Option that is granted under this Plan shall be an Incentive Stock Option or nonqualified Option, the number of shares or stock units which may be issued under each Award, the vesting or forfeiture terms associated with an Award, and the Performance Goals applicable to such Award, if any. The Administrator shall have the authority, in its sole discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Administrator may take into account the nature of the services rendered by the respective Participants, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Administrator in its sole discretion shall deem relevant.

(c) Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board or the Committee may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants or Awards made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(d) Indemnification.    The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section (c) has been made, from and against any claims, damages, losses or expenses (including attorneys’ fees) arising out of or resulting from any acts or omissions with respect to this Plan or any Award granted hereunder to the maximum extent that the law and the Company’s articles of incorporation and code of regulations permit.

(e) Engagement of an Agent.    The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Participants’ holdings under the Plan, (ii) execute sales transactions in Unrestricted Shares at the direction of a Participant (in accordance with all applicable Company policies), and deliver the proceeds of such sales as directed by the Participant, and (iii) hold Unrestricted Shares owned by Participants, including Shares previously obtained through the Plan that are transferred to the agent by Participants at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an Eligible Employee or Non-Employee Director of the Company, the agent shall have no obligation to provide any further services to such person and the Shares previously held by the agent under the Plan may be distributed to such individual or his or her legal representative.

4. Eligibility.    The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any Eligible Employee or Director of the Company or its Affiliates or any individual that the Company or an Affiliate has engaged to become an Eligible Employee or Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards.

(a) General.    Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only Eligible Employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 5(b)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

(b) Repricing and Backdating Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 21, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or

(iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

6. Shares Reserved under this Plan.

(a) Plan Reserve.    Subject to adjustment as provided in Section 21, an aggregate of Three Million Five Hundred Thousand Shares (3,500,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to an Option or SAR (that will be settled in Shares), and the aggregate number of Shares reserved under this Section (a) shall be depleted by 1.69 Shares for each Share subject to an Award other than an Option or SAR. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Incentive Stock Option Award Limits.    Subject to adjustment as provided in Section 21, the Company may issue no more than an aggregate of two million (2,000,000) Shares upon the exercise of Incentive Stock Options.

(c) Replenishment of Shares Under this Plan.    If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, provided, however, that Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (a) Shares tendered by a participant or withheld by the Company in payment of the exercise price of an Option, base price of a Share Appreciation Right or other exercise price of an Award; (b) Shares tendered by a participant or withheld by the Company to satisfy Federal, state or local tax withholding obligations; (c) Shares purchased by the Company using proceeds from Option exercises; and (d) Shares not issued or delivered as a result of a net settlement of an outstanding Option or Share Appreciation Right.

(d) Addition of Shares from Prior Plan.    After the termination date of the Prior Plan, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under Section 6(a). Any such Shares will not be available for future awards under the Prior Plan.

(e) Participant Limitations.    Subject to adjustment as provided in Section 21, no Participant may be granted Awards that could result in such Participant:

(i) receiving Option Awards for, and/or Stock Appreciation Rights with respect to, more than eight hundred thousand (800,000) Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock (including any dividends paid thereon) and/or Restricted Stock Units (including any associated Dividend Equivalent Units) relating to more than two hundred fifty thousand (250,000) Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than two hundred fifty thousand (250,000) Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than four million dollars ($4,000,000) during any fiscal year of the Company;

(v) receiving other Stock-based Awards pursuant to Section 13 relating to more than two hundred fifty thousand (250,000) Shares during any fiscal year of the Company;

(vi) receiving an annual Incentive Award in any fiscal year of the Company that would pay more than two million dollars ($2,000,000); or

(vii) receiving a long-term Incentive Award in any fiscal year of the Company that would pay more than four million dollars ($4,000,000).

In all cases, determinations under this Section 6(e) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Option Awards.

(a) Options.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, which shall be evidenced by an agreement (which may be electronic) setting forth such terms and conditions, including but not limited to:

(i) whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(ii) the number of Shares subject to the Option;

(iii) the date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(iv) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(v) the applicable vesting period of the Option; provided that no Option shall be granted with a vesting period of less than three (3) years (in total) from the date of grant;

(vi) the terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified stock options to the extent such limitation is exceeded; and

(vii) the term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. The terms and conditions of respective Option Awards need not be identical. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

(b) Options in Substitution for Stock Options Granted by Other Corporations.    Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

8. Stock Appreciation Rights.

(a) Stock Appreciation Rights.    Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by an agreement (which may be electronic) which shall contain such terms and conditions as may be approved by the Administrator. The terms and conditions of the respective Stock Appreciation Rights agreements need not be identical.

(b) Terms and Conditions.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(i) whether the SAR is granted independently of an Option or relates to an Option;

(ii) the number of Shares to which the SAR relates;

(iii) the date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(v) the applicable vesting period of the SAR; provided, that no SAR shall be granted with a vesting period of less than three (3) years (in total) from the date of grant;

(vi) the terms and conditions of exercise or maturity;

(vii) the term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(viii) whether the SAR will be settled in cash, Shares or a combination thereof.

If a SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Shares underlying an Option Award that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Restricted Stock and Restricted Stock Unit Awards.

(a) Restricted Period To Be Established by the Administrator.    The Administrator shall establish the Restriction Period applicable to Restricted Stock and Restricted Stock Unit Awards; provided, however, that, except as set forth below and as permitted by Section 9(b), such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for (i) the lapse of restrictions on Shares or Stock Units applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant or (ii) accelerated vesting upon a Change in Control or upon a termination of employment or service by reason of death, Disability or Retirement shall be deemed to meet the Minimum Criteria. The Minimum Criteria shall not apply to an Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Award). The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 5% of the total Shares authorized to be issued under the Plan, the Minimum Criteria shall not apply and the Administrator may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock and Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Administrator. The Restriction Period applicable to a particular Restricted Stock or Restricted Stock Unit Award shall not be changed except as permitted by Section 9(b).

(b) Terms and Conditions.    Subject to the terms of this Plan and Section 9(a) above, the Administrator will determine all terms and conditions of each Award of Restricted Stock and Restricted Stock Units, including but not limited to:

(i) the number of Shares and/or Stock Units to which such Award relates;

(ii) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(iii) the Restriction Period with respect to Restricted Stock or Restricted Stock Units;

(iv) the performance period for Awards; and

(v) with respect to an Award of Restricted Stock Units, whether to settle such Award in cash, in Shares, or a combination thereof.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock or Restricted Stock Units are met and the Restriction Period expires, ownership of the Shares subject to such Award shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are to be paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

(c) Voting and Dividend Rights.    Restricted Stock Awards shall entitle the Participant to receive dividends during the Restriction Period (to the extent issued by the Company), to vote the Common Stock subject to such Award and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to possession of the stock certificate (in the event paper certificates are issued) until the Restriction Period shall have expired, (ii) the Company shall retain custody of the Shares during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. An Award of Restricted Stock Units shall not entitle the Participant to receive dividends during the Restriction Period, nor vote the Common Stock subject to such Award, or to otherwise enjoy any other stockholder rights; provided, however that the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Unit Awards, including but not limited to the issuance of any Dividend Equivalent Units in tandem with a Restricted Stock Unit Award.

10. Dividend Equivalent Units.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award shall be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that Dividend Equivalent Units that relate to Performance Awards that are contingent on the achievement of one or more Performance Goals at the time the cash dividend or other distribution is paid with respect to a Share shall also be contingent on the achievement of such Performance Goals and shall not be paid until such Performance Goals are achieved; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

11. Performance Awards.

(a) Performance Period.    The Administrator shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the Performance Goals applicable to the Performance Award shall be measured. Each Performance Award may have a maximum value established by the Administrator at the time of such Award subject to the limitations provided in Section 6(e).

(b) Performance Measures.    A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more Performance Goals. The Administrator may select one criterion or multiple criteria for measuring performance. Performance Goals may be measured on corporate, subsidiary or business segment performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measures of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Administrator shall determine.

(c) Payment.    Following the end of the performance period, the Participant shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Administrator in its sole discretion. Payment of a Performance Award (i) may be made in cash, Units, Stock or a combination thereof, as determined by the Administrator in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Administrator in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Stock on the payment date. No dividends shall accrue or be payable in connection with Shares underlying a Performance Award until such time as the applicable performance period has ended and the underlying Shares have been issued.

12. Incentive Awards.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Incentive Award, including but not limited to the Performance Goals, performance period (whether annual or long-term), the potential amount payable, the form of payment (cash, equity or other payment form), and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) Retirement, or such other circumstances as the Administrator may specify; (b) for annual Incentive Awards, the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) for long-term Incentive Awards, the performance period must relate to a period of more than one fiscal year of the Company.

13. Other Stock-Based Awards.    Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash or a combination thereof. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise). The Administrator shall determine all terms and conditions of the Award, including but not limited to the time or times at which such Awards shall be made and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

14. Non-Employee Director Awards.    Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director may receive Awards under this Plan in accordance with the terms and provisions of the RTI International Metals, Inc. Board of Directors Compensation Program, effective April 26, 2012, as filed with the Securities and Exchange Commission, as the same may be amended or revised from time to time; provided, however, that in no event shall the total number of shares underlying Awards granted to Non-Employee Directors on an aggregate basis during any one calendar year exceed 5% of the total Shares authorized under this Plan.

15. Effect of Termination on Awards.    The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates, whether for or without Cause, or as a result of death, Disability or Retirement, on the Award which determination shall be set forth in the applicable Award agreement.

16. Transferability.

(a) Restrictions on Transfer.    Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Administrator may prescribe and include in the respective Award documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. A transfer of an Award pursuant to this Section 16 shall be subject to such rules and procedures as the Administrator may establish. In the event an Award is transferred as contemplated in this Section 16, such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Participant under this Plan as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Administrator, in the form and manner prescribed by the Administrator. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award document.

(b) Transfers Upon Death.    Upon a Participant’s death, the Participant’s personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Holder”) may exercise such rights as are provided under the applicable Award document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Administrator shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Participant for no consideration to or for the benefit of the Participant’s immediate family, to a trust solely for the benefit of the Participant and his immediate family, or to a partnership or limited liability company in which the Participant and members of his immediate family have at least 99% of the equity, profit and loss interest, in which case the Award document shall so state.

(c) Restrictions on Exercisability.    Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below.

17. Termination and Amendment of Plan.    The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by prior action of the Board or by applicable law or regulation;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law or regulation; and

(iii) the Board may not, without approval of the shareholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Participant under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

18. Amendments, Modification, Cancellation and Clawback of Awards.

(a) General.    Subject to the requirements of the Plan, including the limitations of Section 5(b) and Section 22, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 21 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; (C) to the extent the Administrator deems such action necessary to conform the provisions of the Plan and/or Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto; or (D) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other Person(s) as may then have an interest in the Award.

(b) Clawback of Awards.    Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(c) Cancellations of Awards.    Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 18 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

19. Foreign Participation.    To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 18.

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

20. Taxes.

(a) Withholding.    In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or if provided for in the Awards, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of FASB ASC Topic 718 (previously FAS 123R), or its successor, and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment.    Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities.    If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

21. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares.    If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and/or (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of Shares , other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares. With respect to any Award subject to Section 162(m) or Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan or an Award to fail to comply with Section 162(m) or Section 409A.

(b) Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Change of Control.    If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of Award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii) To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B) Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest.

(C) All Performance Awards and Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control at the level earned, and all Performance Awards and Incentive Awards for which the performance period has not expired shall, unless otherwise determined by the Board or Committee, be cancelled in exchange for a cash payment to be made within thirty (30) days after the Change of Control equal to the product of (1) the target value payable to the Participant under such Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period.

(D) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall, unless otherwise determined by the Board or Committee, vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(iii) In the event that (1) the Survivor terminates the Participant’s employment or service without Cause (as defined in the agreement relating to the Award or, if not defined therein, as defined herein) or (2) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (1) or (2) within twenty-four (24) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in Section 21(c)(i) and any Awards not cancelled in connection with the Change of Control pursuant to Section 21(c)(ii):

(A) Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest (assuming for any Award the vesting of which is subject to Performance Goals, that such goals had been met at the target level); and

(B) With respect to Options or Stock Appreciation Rights, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination over the exercise or grant price of such Shares under the Award multiplied by the number of Shares underlying the Option or Stock Appreciation Right remaining unexercised; and

(C) With respect to Restricted Stock or Restricted Stock Units, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and

(D) With respect to Performance Awards and Incentive Awards that are earned but not yet paid, such Awards or replacement awards shall be paid upon the termination of employment or service at the level earned, and with respect to Performance Awards and Incentive Awards for which the performance period has not expired, such Awards shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the date of termination equal to the product of (1) the target value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination occurs and the denominator of which is the number of days in the performance period; and

(E) With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

(d) Application of Limits on Payments.    Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

22. Section 409A.

(a) Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(b) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(c) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(d) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Plan Administrator to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(e) The grant of nonstatutory stock options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(f) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) or the Administrator have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

23. Miscellaneous.

(a) Other Terms and Conditions.    The grant of any Award may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions relating to:

(i) the payment of the purchase price of Shares underlying an Option Award by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws, applicable corporate law requirements, and stock exchange requirements.

(b) Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service (including as a Director) with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset.    The Company shall have the right to offset, from any amount payable or Stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) No Right To An Award.    Neither the adoption of the Plan nor any action of the Board or of the Administrator shall be deemed to give an Eligible Employee or a Non-Employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award,

Restricted Stock Unit Award, Performance Award, Incentive Award or any other rights hereunder except as may be evidenced by an Award duly granted by the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(f) Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Compliance with Age Discrimination Rule — Applicable Only to Participants Who Are Subject to the Laws in the European Union.    The grant of an Award and the terms and conditions governing an Award are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), if applicable, for any Participant who is subject to the laws in the EU. To the extent a court or tribunal of competent jurisdiction determines that any provision of an Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Administrator shall have the power and authority to revise or strike such provision to the minimum extent as the Administrator deems appropriate and/or necessary to make it valid and enforceable to the full extent permitted under local law.

(h) Restrictive Legends; Representations.    All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(i) Governing Law.    This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Ohio (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter.

(j) Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(k) Severability.    If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Eastern Daylight Time, on April 25, 2014.

Vote by Internet • Go to www.investorvote.com/RTI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed for the election of directors and FOR Proposals 2, 3, 4 and 5.

+
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Daniel I. Booker	☐	☐	02 - Ronald L. Gallatin	☐	☐	03 - Robert M. Hernandez	☐	☐
04 - Dawne S. Hickton	☐	☐	05 - Edith E. Holiday	☐	☐	06 - Jerry Howard	☐	☐
07 - Bryan T. Moss	☐	☐	08 - James A. Williams	☐	☐	09 - Arthur B. Winkleblack	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2014.	☐	☐	☐	3. Advisory approval of compensation of named executive officers.	☐	☐	☐
4.

To approve an amendment to the Articles of Incorporation to increase the authorized capital stock of RTI International Metals, Inc. and remove the currently authorized Series A Junior Participating Preferred Stock.

		☐	☐	☐	5. To approve the RTI International Metals, Inc. 2014 Stock and Incentive Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners must both sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy card in the enclosed envelope.

The Annual Meeting of Shareholders of RTI International Metals, Inc. will be held at the Four Seasons Hotel Houston, 1300 Lamar St, Houston, Texas at 11:30 a.m. Central Daylight Time on April 25, 2014. A shareholder may obtain directions to the meeting by sending an email to request@rtiintl.com or by sending a written request to the Company’s Secretary, RTI International Metals, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 5th Floor, Pittsburgh, PA 15108-2973.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — RTI International Metals, Inc.	+

Proxy For 2014 Annual Meeting of Shareholders

Solicited on Behalf of the Directors of RTI International Metals, Inc.

The undersigned hereby appoints ROBERT M. HERNANDEZ, DAWNE S. HICKTON AND CHAD WHALEN, or any of them, proxies to vote all shares of Common Stock that the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of RTI International Metals, Inc. on April 25, 2014, and any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted FOR all nominees and FOR Proposals 2, 3, 4 and 5.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

C	Non-Voting Items

Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+